EXHIBIT 4





                                CREDIT AGREEMENT

                          dated as of February 23, 1995

                                      among

                            SENECA FOODS CORPORATION

                           the Banks signatory hereto

                                       and

                         THE CHASE MANHATTAN BANK, N.A.

                                    as Agent

                                TABLE OF CONTENTS



ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.                              7
        Section 1.01.  Definitions.                                     7
                       -----------
        Section 1.02.  Accounting Terms.                               18
                       ----------------


ARTICLE 2.  THE CREDIT.                                                18
        Section 2.01.  The Loans.                                      18
                       ---------
        Section 2.02.  The Notes.                                      18
                       ---------
        Section 2.03.  Purpose.                                        19
                       -------
        Section 2.04.  Borrowing Procedures.                           19
                       --------------------
        Section 2.05.  Prepayments and Conversions.                    19
                       ---------------------------
        Section 2.06.  Interest Periods; Renewals.                     20
                       --------------------------
        Section 2.07.  Changes of Commitments.                         20
                       ----------------------
        Section 2.08.  Certain Notices.                                20
                       ---------------
        Section 2.09.  Minimum Amounts.                                21
                       ---------------
        Section 2.10.  Interest.                                       21
                       --------
        Section 2.11.  Fees.                                           22
                       ----
        Section 2.12.  Payments Generally.                             22
                       ------------------
        Section 2.13.  Competitive Bid Loans.                          23
                       ---------------------
        Section 2.14.  Swing Line Loans.                               25
                       ----------------


ARTICLE 3.  YIELD PROTECTION; ILLEGALITY; ETC.                         27
        Section 3.01.  Additional Costs.                               27
                       ----------------
        Section 3.02.  Limitation on Types of Loans.                   28
                       ----------------------------
        Section 3.03.  Illegality.                                     29
        Section 3.04.  Certain Conversions pursuant to Sections
                3.01 and 3.03.                                         29
        Section 3.05.  Certain Compensation.                           30


ARTICLE 4.  CONDITIONS PRECEDENT.                                      31
        Section 4.01.  Documentary Conditions Precedent.               31
                       --------------------------------
        Section 4.02.  Additional Conditions Precedent.                32
                       -------------------------------
        Section 4.03.  Deemed Representations.                         32
                       ----------------------


ARTICLE 5.  REPRESENTATIONS AND WARRANTIES.                            33
        Section 5.01.  Incorporation, Good Standing and Due
                Qualification.                                         33
        Section 5.02.  Corporate Power and Authority; No
                Conflicts.                                             33
        Section 5.03.  Legally Enforceable Agreements.                 33
                       ------------------------------
        Section 5.04.  Litigation.                                     33
                       ----------
        Section 5.05.  Financial Statements.                           34
                       --------------------
        Section 5.06.  Ownership and Liens.                            34
                       -------------------
        Section 5.07.  Taxes.                                          34
        Section 5.08.  ERISA.                                          34
        Section 5.09.  Subsidiaries and Ownership of Stock.
                                                                       35
        Section 5.10.  Credit Arrangements.                            35
                       -------------------
        Section 5.11.  Operation of Business.                          35
                       ---------------------
        Section 5.12.  Hazardous Materials.                            36
                       -------------------
        Section 5.13.  No Default on Outstanding Judgments or
                       --------------------------------------
                Orders.                                                37
        Section 5.14.  No Defaults on Other Agreements.                37
                       -------------------------------
        Section 5.15.  Labor Disputes and Acts of God.                 37
                       ------------------------------
        Section 5.16.  Governmental Regulation.                        38
                       -----------------------
        Section 5.17.  Partnerships.                                   38
                       ------------
        Section 5.18.  No Forfeiture.                                  38
                       -------------
        Section 5.19.  Pillsbury Transactions.                         38
                       ----------------------


ARTICLE 6.  AFFIRMATIVE COVENANTS.                                     39
        Section 6.01.  Maintenance of Existence.                       39
                       ------------------------
        Section 6.02.  Conduct of Business.                            39
                       -------------------
        Section 6.03.  Maintenance of Properties.                      39
                       -------------------------
        Section 6.04.  Maintenance of Records.                         39
                       ----------------------
        Section 6.05.  Maintenance of Insurance.                       39
                       ------------------------
        Section 6.06.  Compliance with Laws.                           39
                       --------------------
        Section 6.07.  Right of Inspection.                            39
                       -------------------
        Section 6.08.  Reporting Requirements.                         40
                       ----------------------
        Section 6.09. Pillsbury Documents/Insurance Company Loan
                      ------------------------------------------
                Documents.                                             43


ARTICLE 7.  NEGATIVE COVENANTS.                                        44
        Section 7.01.  Debt.                                           44
                       ----
        Section 7.02.  Guaranties, Etc.                                45
                       ---------------
        Section 7.03.  Liens.                                          45
                       -----
        Section 7.04.  Investments.                                    46
                       -----------
        Section 7.05.  Dividends.                                      47
                       ---------
        Section 7.06.  Sale of Assets.                                 48
                       --------------
        Section 7.07.  Stock of Subsidiaries, Etc.                     48
                       --------------------------
        Section 7.08.  Transactions with Affiliates.                   48
                       ----------------------------
        Section 7.09.  Mergers, Etc.                                   48
                       ------------
        Section 7.10.  Acquisitions.                                   49
                       ------------
        Section 7.11.  No Activities Leading to Forfeiture.
                                                                       49
        Section 7.12. No Prepayment of Insurance Company
                Financing.                                             49


ARTICLE 8.  FINANCIAL COVENANTS.                                       50
        Section 8.01.  Minimum Working Capital.                        50
                       -----------------------
        Section 8.02.  Minimum Tangible Net Worth.                     50
                       --------------------------
        Section 8.03.  Current Ratio.                                  51
                       -------------
        Section 8.04.  Leverage Ratio.                                 51
                       --------------
        Section 8.05.  Interest Coverage Ratio.                        52
                       -----------------------
        Section 8.06.  Consolidated Funded Debt Coverage.              52
                       ---------------------------------


ARTICLE 9.  EVENTS OF DEFAULT.                                         52
        Section 9.01.  Events of Default.                              52
                       -----------------
        Section 9.02.  Remedies.                                       54
                       --------


ARTICLE 10.  THE AGENT; RELATIONS AMONG BANKS AND BORROWER.
                                                                       55
        Section 10.01.  Appointment, Powers and Immunities of
                Agent.                                                 55
        Section 10.02.  Reliance by Agent.                             55
                        -----------------
        Section 10.03.  Defaults.                                      56
                        --------
        Section 10.04.  Rights of Agent as a Bank.                     56
                        -------------------------
        Section 10.05.  Indemnification of Agent.                      56
                        ------------------------
        Section 10.06.  Documents.                                     57
                        ---------
        Section 10.07.  Non-Reliance on Agent and Other Banks.
                        -------------------------------------
                                                                       57
        Section 10.08.  Failure of Agent to Act.                       57
                        -----------------------
        Section 10.09.  Resignation or Removal of Agent.               57
                        -------------------------------
        Section 10.10.  Amendments Concerning Agency Function.         58
                        -------------------------------------
        Section 10.11.  Liability of Agent.                            58
                        ------------------
        Section 10.12.  Transfer of Agency Function.                   58
                        ---------------------------
        Section 10.13.  Non-Receipt of Funds by the Agent.             58
                        ---------------------------------
        Section 10.14.  Withholding Taxes.                             59
                        ------------------
        Section 10.15.  Several Obligations and Rights of Banks.
                        ---------------------------------------
                                                                       59
        Section 10.16.  Pro Rata Treatment of Loans, Etc.              59
        Section 10.17.  Sharing of Payments Among Banks.               60


ARTICLE 11.  MISCELLANEOUS.                                            60
        Section 11.01.  Amendments and Waivers.                        60
                        ----------------------
        Section 11.02.  Usury.                                         61
                        -----
        Section 11.03.  Expenses.                                      61
        Section 11.04.  Survival.                                      62
        Section 11.05.  Assignment; Participations.                    62
                        --------------------------
        Section 11.06.  Notices.                                       62
                        -------
        Section 11.07.  Setoff.                                        63
        SECTION 11.08.  JURISDICTION; IMMUNITIES.                      63
        -----------------------------------------
        Section 11.09.  Table of Contents; Headings.                   64
                        ---------------------------
        Section 11.10.  Severability.                                  64
                        ------------
        Section 11.11.  Counterparts.                                  64
                        ------------
        Section 11.12.  Integration.                                   64
                        -----------
        SECTION 11.13.  GOVERNING LAW.                                 64
        ------------------------------
        Section 11.14.  Confidentiality.                               64
                        ---------------
        Section 11.15.  Treatment of Certain Information.              65
                        --------------------------------


EXHIBIT 1.01                                                           79
        PRICING GRID                                                   79


EXHIBIT 2.02A                                                          80
        REVOLVING NOTE                                                 80


EXHIBIT 2.02B                                                          83
-------------
        COMPETITIVE BID NOTE                                           83


EXHIBIT 2.02C                                                          86
        SWING LINE NOTE                                                86


EXHIBIT 4.01(b)                                                        89
---------------
        AUTHORIZATION LETTER                                           89


EXHIBIT 4.01(f)                                                        91
---------------
        OPINION OF BORROWER COUNSEL                                    91


EXHIBIT 4.01(g)                                                        93
---------------
        CERTIFICATE RE: INSURANCE COMPANY DOCUMENTS                    93


EXHIBIT 4.01(h)                                                        94
---------------
        OPINION OF PILLSBURY COUNSEL                                   94


EXHIBIT 4.01(j)                                                        95
---------------
        SECURITY AGREEMENT                                             95


EXHIBIT 4.01(k)                                                        96
---------------
        INTERCREDITOR AGREEMENT                                        96


EXHIBIT 4.01(l)                                                        97
---------------
        PILLSBURY SUBORDINATION AGREEMENT                              97


EXHIBIT 4.01(m)                                                        99
---------------

      ss. 1111(b) AGREEMENT                                            99


EXHIBIT 5.09                                                          100
------------
        SUBSIDIARIES OF BORROWER                                      100


EXHIBIT 5.10                                                          101
------------
        CREDIT ARRANGEMENTS                                           101


EXHIBIT 5.12                                                          102
------------
        HAZARDOUS MATERIALS                                           102


EXHIBIT 5.19                                                          103
------------
        PILLSBURY AGREEMENTS                                          103


EXHIBIT 6.08(l)                                                       104
---------------
        BORROWING BASE CERTIFICATE                                    104


EXHIBIT 7.03(k)                                                       107
        EXISTING LIENS                                                107


EXHIBIT 7.06                                                          108
        SALEABLE ASSETS                                               108

        CREDIT  AGREEMENT  dated as of  February  23,  1995 among  SENECA  FOODS
CORPORATION, a corporation organized under the laws of New York (the "Borrower"), each of the banks which is a signatory hereto (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association organized under the laws of the United States of America, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

        The Borrower desires that the Banks extend credit as provided herein and the Banks are prepared to extend such credit. Accordingly, the Borrower, the Banks and the Agent agree as follows:


                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

        Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

        "Absolute Rate" shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.

        "Absolute Rate Loan" shall mean a Competitive Bid Loan with respect to which the Borrower has requested that the Banks offer to make Competitive Bid Loans at Absolute Rates.

        "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of the Borrower or any such Subsidiary; (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or such Subsidiary; or (d) which is a partnership in which the Borrower or any of its Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

        "Agreement" means this Credit Agreement, as amended, restated or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

        "Authorization Letter" means the letter agreement executed by the Borrower pursuant to Section 4.01(b) in the form of Exhibit 4.01(b).

        "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City and Chicago, and whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

        "Borrowing" means the incurrence of one or more Loans of the same type from one or more Banks on the same day and, in the case of Loans having an Interest Period, having the same Interest Period.

        "Borrowing Base" shall mean, as at any date, the sum of (a) 70% of the aggregate amount of Eligible Receivables at said date plus (b) 40% of the aggregate value of Eligible Inventory at said date. The "value" of Eligible Inventory shall be determined at the lower of cost or market in accordance with GAAP, except that cost shall be determined on a first-in-first-out basis.

        "Borrowing Base Certificate" shall mean a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit 6.08(l) and appropriately completed.

        "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

        "Closing Date" means the date this Agreement has been executed by the Borrower, the Banks and the Agent.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Commitment" means, with respect to each Bank, the obligation of such Bank to make its Eurodollar and Variable Rate Loans under this Agreement in the aggregate principal amount following, as such amount may be reduced or otherwise modified from time to time:

        The Chase Manhattan Bank, N.A.:                          $ 25,000,000;
        Fleet Bank:                                              $ 20,000,000;
        Manufacturers & Traders Trust Company:                   $ 20,000,000;
        Chemical Bank:                                           $ 12,500,000;
        Credit Lyonnais:                                         $ 12,500,000;
        Harris Trust and Savings Bank:                           $ 12,500,000;
        NatWest Bank N.A.:                                       $ 12,500,000;
        RaboBank Nederland:                                      $ 12,500,000;
        The Daiwa Bank, Limited:                                 $  7,500,000;
        The Fuji Bank, Ltd:                                      $  7,500,000;
        National Bank of Canada:                                 $  7,500,000;
                                                                 ------------

        Total:                                                   $150,000,000.

        "Competitive Bid Loan" shall have the meaning given such term in Section 2.13.

        "Competitive Bid Note" means a promissory note of the Borrower in the form of Exhibit 2.02B, executed pursuant to Section 2.02 and evidencing Competitive Bid Loans made by a Bank hereunder.

        "Consent and Agreement" has the meaning set forth in Section 4.01(j).

        "Consolidated Current Assets" means Current Assets of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Current Liabilities" means Current Liabilities of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Funded Debt" means Funded Debt of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

        "Consolidated Tangible Net Worth" means Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Total Liabilities" means the total liabilities of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

        "Current Assets" means all assets of the Borrower treated as current assets in accordance with GAAP.

        "Current Liabilities" means all liabilities of the Borrower treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and (b) installment and sinking fund payments required to be made within one year after the date on which the determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of the Borrower to a date more than one year from the date of determination.

        "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services (except trade payables in the ordinary course of business);
(c) Unfunded Benefit Liabilities of such Person (if such Person is not the Borrower, determined in a manner analogous to that of determining Unfunded Benefit Liabilities of the Borrower); (d) the amount available for drawing under any outstanding standby letters of credit issued for the account of such Person, less the principal amount of any other Debt secured by such letters of credit; (e) obligations arising under acceptance facilities;
(f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (g) obligations secured by any Lien on property of such Person; and (h) obligations of such Person as lessee under Capital Leases.

        "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

        "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to 1% above the Variable Rate as in effect from time to time plus the Margin (if any) (provided that, if the amount so in default is principal of a Fixed Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, 2% above the interest rate for such Loan as provided in Section 2.10 hereof and, thereafter, the rate provided for above in this definition).

        "Dollars" and the sign "$" mean lawful money of the United States of America.

        "Eligible Inventory" shall mean, as at any date, all inventory owned by the Borrower that is required to be reflected on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP.

        "Eligible Receivables" shall mean, as at any date, the aggregate amount of all receivables owned by the Borrower (net of bad debt reserves) that are required to be reflected on a consolidated balance sheet of Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP.

        "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

        "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

        "Eurodollar Loan" means any Loan, other than a Spread Loan, when and to the extent the interest rate therefor is determined on the basis of the Eurodollar Rate.

        "Eurodollar Rate" means, for any Eurodollar Loan, and for any Spread Loan whose Interest Rate Basis is a Eurodollar Rate, for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (i) the Fixed Base Rate for such Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period.

        "Event of Default" has the meaning given such term in Section 9.01.

        "Facility Documents" means this Agreement, the Notes, the Security Agreement, the Intercreditor Agreement, the Pillsbury Subordination Agreement, the ss. 1111(b) Agreement, the Consent and Agreement, and the Authorization Letter.

        "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

        "Financial Officer" shall mean any of the chief executive officer, treasurer or chief accounting officer.
        "Fiscal Quarter" means the three month period ending June 30, September 30, December 31 and March 31 of each year.

        "Fiscal Year" means the twelve month period beginning each April 1 and ending the following March 31.

        "Fixed Base Rate" means, with respect to any Interest Period for a Borrowing of Eurodollar Loans or of Spread Loans whose Interest Rate Basis is a Eurodollar Rate, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time by the principal London branch of the Reference Bank two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds,

(a) in the case of a Borrowing of Eurodollar Loans, for a period, and in an amount, comparable to the Interest Period and principal amount of the Eurodollar Loan which shall be made by such Reference Bank and outstanding during such Interest Period, and (b) in the case of a Borrowing of Spread Loans based on the Eurodollar Rate, for a period comparable to the Interest Period of such Spread Loans and in an amount obtained by dividing the Reference Bank's Commitment by the total amount of all Commitments and multiplying the same by the maximum aggregate amount of all of such Spread Loans having that Interest Period.

        "Fixed Rate Loan" means any Eurodollar or Competitive Bid Loan.

        "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Borrower or any of its Subsidiaries or Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property which could reasonably be expected to have a Material Adverse Effect.

        "Funded Debt" means, with respect to any Person, all Debt of such Person for money borrowed which by its terms matures more than one year from the date as of which such Funded Debt is incurred, and any Debt of such Person for money borrowed maturing within one year from such date which is renewable or extendable at the option of the obligor to a date beyond one year from such date (whether or not theretofore renewed or extended), including any such indebtedness renewable or extendable at the option of the obligor under, or payable from the proceeds of other indebtedness which may be incurred pursuant to, the provisions of any revolving credit agreement or other similar agreement.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 5.05 (except for changes concurred in by the Borrower's independent public accountants).
        "Insurance Company Financing" has the meaning set forth in Section 5.10.

        "Insurance Company Loan Documents" has the meaning set forth in Section 5.10.

        "Insurance Company Note Agreement" has the meaning set forth in Section 5.10.

        "Intercreditor Agreement" has the meaning set forth in Section 4.01(k).

        "Interest Expense" shall mean, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

                (a) all interest in respect of Debt accrued or capitalized during such period (whether or not actually paid during such period), minus

                (b)  all interest income during such period.

        "Interest Period" means, with respect to any Fixed Rate Loan, the period commencing on the date such Loan is made, converted from another type of Loan or renewed, as the case may be, and ending, as the Borrower may select pursuant to
Section 2.06 or Section 2.13, as the case may be: (a) in the case of Eurodollar Loans and Competitive Bid Loans having the Eurodollar Rate as the Interest Rate Basis, on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month; and
(b) in the case of other Competitive Bid Loans, on the date stipulated by Borrower in its notice of Borrowing with respect thereto pursuant to Section 2.13.

        "Interest Rate Basis" shall mean the Eurodollar Rate and/or such other basis for determining an interest rate as the Borrower and the Agent shall agree from time to time.

        "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

        "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease (including any Capital Lease) or other encumbrance or similar right of others, or any agreement to give any of the foregoing.
        "Loan" means any loan made by a Bank pursuant to Section 2.01, each Competitive Bid Loan and each Swing Line Loan.

        "Margin"  means  for  each  Variable  Rate  and  Eurodollar   Loan,  the
percentage for such type of Loan computed pursuant to Exhibit 1.01.

        "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform its obligations under the Facility Documents, the Pillsbury Documents or the Insurance Company Loan Documents, or (c) the validity or enforceability of any of the Facility Documents or the rights or remedies of the Banks hereunder or thereunder.

        "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

        "Note" means each Revolving Note and Competitive Bid Note and the Swing Line Note.

        "Operating Cash Flow" shall mean, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

                (a) Net operating income (calculated before taxes, interest income, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus

                (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period.

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Percentage Interest" shall have the meaning set forth in the Intercreditor Agreement.

        "Person" means an individual, partnership,  corporation, business trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
governmental authority or other entity of whatever nature.

        "Pillsbury" means The Pillsbury Company, a Delaware corporation.

        "Pillsbury Alliance Agreement" means the agreement dated December 8, 1994 between Pillsbury and Borrower, executed pursuant to the Pillsbury Asset Purchase Agreement, and providing for the sale by Borrower and the purchase by Pillsbury of certain products as provided therein, as the same has been amended pursuant to the First Amendment to Alliance Agreement dated as of February 10, 1995.

        "Pillsbury Asset Purchase Agreement" means that certain Asset Purchase Agreement dated December 8, 1994, between Pillsbury and Borrower and providing for the purchase by Borrower from Pillsbury of certain plants and related assets owned by Pillsbury, as the same has been amended pursuant to First Amendment to Asset Purchase Agreement, dated as of February 10, 1995.

        "Pillsbury Documents" means, collectively, (i) the Pillsbury Alliance Agreement, (ii) the Pillsbury Asset Purchase Agreement, (iii) the Pillsbury Note, (iv) the Pillsbury Subordination Agreement, (v) the ss. 1111(b) Agreement,
(vi) the Security Agreement and each Mortgage, Security Agreement and Fixture Financing Statement between Borrower and Pillsbury, each executed pursuant to the Pillsbury Asset Purchase Agreement, and (vii) the Consent and Agreement.

        "Pillsbury Note" means the 8% Secured Non-Recourse Subordinated Promissory Note, and any replacement therefor, executed and delivered by Borrower to Pillsbury in payment of part of the purchase price of the assets sold to Borrower pursuant to the Pillsbury Asset Purchase Agreement, as the same may be issued in a different principal amount, pursuant to the second paragraph of Section 1 thereof, in accordance with Section 2.02(a) of the Pillsbury Asset Purchase Agreement.

        "Pillsbury Subordination Agreement" has the meaning set forth in Section 4.01(l).

        "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

        "Prime Rate" means that rate of interest from time to time announced by the Reference Bank at its principal office as its prime commercial lending rate.

        "Principal Office" means the principal office of the Agent, presently located at 4 Metrotech Center, 13th Floor, Brooklyn, New York 11245.

        "Reference Bank" means The Chase Manhattan Bank, N.A.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

        "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state or municipal laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state or municipal laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

        "Required Banks" means (i) Banks having at least 66 2/3% of the aggregate amount of the Commitments or, (ii) if all of the Commitments shall have terminated, Banks holding at least 66 2/3% of the aggregate principal amount of the Loans (including in the principal amount of Loans held by each Bank, any participations in any Loans purchased by such Bank and held pursuant to Section 2.14(f) or Section 10.17).

        "Reserve Requirement" means, for any Interest Period for any Eurodollar Loan and for any Spread Loan whose Interest Rate Basis is a Eurodollar Rate, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against
(i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for such Eurodollar or Spread Loans is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which include such Eurodollar or Spread Loans.

        "Revolving Loan" means a Eurodollar Loan or a Variable Rate Loan made pursuant to Section 2.01(a).

        "Revolving Note" means a promissory note of the Borrower executed pursuant to Section 2.02 and evidencing the Revolving Loans of a Bank hereunder.

        "ss. 1111(b) Agreement" has the meaning set forth in Section 4.01(m).

        "Security Agreement" has the meaning set forth in Section 4.01(j).

        "Significant Subsidiary" means any Subsidiary (i) whose assets constituted 10% or more of Consolidated Tangible Net Worth as of the end of the most recent Fiscal Quarter or (ii) which contributed 10% or more of Borrower's and its Consolidated Subsidiaries' net income, as determined on a consolidated basis in accordance with GAAP, for any of the three Fiscal Years then most recently ended.

        "Spread" shall mean a percentage per annum in excess of, or less than, an Interest Rate Basis.

        "Spread Loans" shall mean Competitive Bid Loans with respect to which the Borrower has requested that the Banks offer to make such Loans bearing interest at a Spread over or under specified Interest Rate Basis.

        "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

        "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans under this Agreement in an aggregate principal amount which shall not exceed at any time the lesser of $5,000,000 or the amount of the Swing Line Lender's Commitment.

        "Swing Line Lender" means The Chase Manhattan Bank, N. A.

        "Swing Line Loans" means any Loans made by the Swing Line Lender pursuant to Section 2.14.

        "Swing Line Note" means the promissory note of the Borrower payable to the Swing Line Lender, executed pursuant to Section 2.02 and evidencing the Swing Line Loans.

        "Tangible Net Worth" means, at any date of determination thereof, the excess of total assets of the Borrower over total liabilities of the Borrower, excluding, however, from the determination of total assets, all intangible assets required to be classified as such in accordance with GAAP, such as organization costs, unamortized debt discount and expense, goodwill, patents, trademarks, copyrights, contractual franchises and research and development expenses.

        "Termination Date" means February 22, 1998; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day).

        "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.
        "Variable Rate" means, for any day, the higher of (a) the Prime Rate for such day and (b) the Federal Funds Rate for such day plus 1/2 of 1%.

        "Variable Rate Loan" means any Loan, when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

        Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.


                                                       ARTICLE 2. THE CREDIT.

        Section 2.01. The Loans. (a) Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make Eurodollar Loans and Variable Rate Loans (each of which shall be a "Loan" and all of which shall be collectively referred to in this Agreement as "Revolving Loans" ) to the Borrower from time to time from and including the date hereof up to but excluding the Termination Date, up to but not exceeding in the aggregate principal amount at any one time outstanding, the amount of its Commitment.

        (b) Subject to the terms and conditions of this Agreement, each Bank may, in its discretion, make Competitive Bid Loans and the Swing Line Lender agrees to make Swing Line Loans.

        (c) Variable Rate Loans, Eurodollar Loans, Competitive Bid Loans or Swing Line Loan(s) shall each be deemed a separate "type" of Loans, and each type of Loans of each Bank shall be made and maintained at such Bank's Lending Office for such type of Loans.

        (d) The Revolving Loans shall be due and payable on the Termination Date, each Competitive Bid Loan shall be due and payable on the maturity date therefor established pursuant to Section 2.13, and each Swing Line Loan shall be due and payable on the date established pursuant to Section 2.14 .

        (e) Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of all Loans outstanding shall at no time exceed the amount of the Borrowing Base reflected on the most recent Borrowing Base Certificate submitted pursuant to Section 6.08(l).

        Section 2.02. The Notes. The Revolving Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank in the form of
Exhibit 2.02A (each a "Revolving Note"), the Competitive Bid Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank in the form of Exhibit 2.02B (each a "Competitive Bid Note"), and the Swing Line Loans of the Swing Line Lender shall be evidenced by a promissory note in its favor in the form of Exhibit 2.02C (the "Swing Line Note"). The Notes shall each be dated the date of this Agreement and shall be duly completed and executed by the Borrower.

        Section 2.03. Purpose. The Borrower shall use the proceeds of the Loans for working capital and other proper corporate purposes, provided, that such proceeds may not be used for any voluntary, optional or otherwise unscheduled (whether voluntary or involuntary) prepayment of any principal, interest or other amount owed with respect to Funded Debt. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

        Section 2.04. Borrowing Procedures. The Borrower shall give the Agent appropriate notice of each Borrowing to be made hereunder as provided in Section 2.08, Section 2.13 or Section 2.14. Not later than 1:00 p.m. New York City time on the date of such Borrowing, each Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such day available to the Agent at the Principal Office and in immediately available funds for the account of the Borrower. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the Borrower, in immediately available funds, by the Agent crediting an account of the

Borrower designated by the Borrower and maintained with the Agent at the Principal Office.

        Section 2.05. Prepayments and Conversions. (a) The Borrower shall have the option to make prepayments of principal, or to convert one type of Loans into another type of Loans, at any time or from time to time; provided that, pursuant to this Section 2.05(a), (i) the Borrower shall give the Agent notice of each such prepayment or conversion as provided in Section 2.08; (ii) Fixed Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Loans; (iii) Competitive Bid Loans may not be converted into another type of Loan, except as provided in Section 3.04; and (iv) Swing Line Loans may not be converted into another type of Loans.

        (b) If at any time the aggregate principal balance of all outstanding Loans exceeds the Borrowing Base reflected on the latest Borrowing Base Certificate delivered to the Agent pursuant to Section 6.08(l), Borrower shall immediately give the Agent notice thereof. Such notice shall specify the amount of such excess, shall constitute a notice of prepayment and shall specify the Loan or Loans which Borrower intends to prepay, in whole or in part, in order to eliminate such excess. Within four Banking Days after the date of such notice, Borrower shall prepay the Loans designated in such notice.

        (c) If a Termination Event (as defined in the Security Agreement) shall occur, Borrower shall prepay to the Agent, for the account of the Banks, the Loans in an amount equal to each Bank's Percentage Interest of the aggregate amount of payments made by Pillsbury to the Borrower on the date of such Termination Event in satisfaction of any account(s) receivable owed by Pillsbury to the Borrower.

        (d) Subject to the provisions of Section 2.12, Borrower shall have the right to designate the Loan(s) to be prepaid pursuant to Sections 2.05(b) or
(c), provided that, (i) it shall be required to select the type(s) of Loans to be prepaid in the following order of priority- Swing Line Loans, Competitive Bid Loans and Revolving Loans; and (ii) Borrower shall be required to prepay pro rata, in accordance with Section 10.16, in whole or in part to the extent necessary to eliminate such excess, all Loans of a particular type that were borrowed as part of the same Borrowing, if it prepays any Loans of such type and Borrowing.

        Section 2.06. Interest Periods; Renewals. (a) In the case of each Fixed Rate Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond the Termination Date hereunder, (ii) no Interest Period shall have a duration less than one month in the case of a Eurodollar Loan or a Spread Loan whose Interest Rate Basis is the Eurodollar Rate, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (iii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking

Day, unless, in the case of a Eurodollar Loan or a Spread Loan whose Interest Rate Basis is the Eurodollar Rate, such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; (iv) no more than eight Interest Periods of each Bank may be outstanding at any one time.

        (b) Upon notice to the Agent as provided in Section 2.08, the Borrower may renew any Eurodollar Loans on the last day of the Interest Period therefor as the same type of Loans with an Interest Period of the same or different duration in accordance with the limitations provided above. If the Borrower shall fail to give notice to the Agent of such a renewal, such Eurodollar Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period; provided that the foregoing shall not prevent the conversion of any type of Eurodollar Loan into another type of Loans in accordance with
Section 2.05.

        Section 2.07. Changes of Commitments. The Borrower shall have the right to reduce or terminate the amount of unused Commitments and/or the Swing Line Commitment at any time or from time to time, provided that: (a) the Borrower shall give notice of each such reduction or termination to the Agent as provided in Section 2.08; and (b) each partial reduction shall be in an aggregate amount at least equal to $10,000,000. The Commitments and the Swing Line Commitment once reduced or terminated may not be reinstated.

        Section 2.08. Certain Notices. Notices by the Borrower to the Agent of each Borrowing of Revolving Loans given pursuant to Section 2.04, and each prepayment or conversion pursuant to Section 2.05 and each renewal pursuant to
Section 2.06(b), and each reduction or termination of the Commitments or the Swing Line Commitments pursuant to Section 2.07 shall be irrevocable and shall be effective on the Banking Day of receipt, if received by the Agent not later than 12:00 noon New York City time, and otherwise, on the Banking Day following the day of receipt, and (a) in the case of Borrowings and prepayments of, conversions into and (in the case of Eurodollar Loans) renewals of (i) Variable Rate Loans, given one Banking Day prior thereto; and (ii) Eurodollar Loans, given three Banking Days prior thereto; and (b) in the case of reductions or termination of the Commitments or the Swing Line Commitments, given three Banking Days prior thereto. Each such notice shall specify the Loans to be borrowed, prepaid, converted or renewed and the amount (subject to Section 2.09) and type of the Loans to be borrowed, or converted, or prepaid or renewed (and, in the case of a conversion, the type of Loans to result from such conversion and, in the case of conversion into a Eurodollar Loan, the Interest Period therefor) and the date of the Borrowing or prepayment, or conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Commitments or the Swing Line Commitments to be reduced or terminated. Notices pursuant to Sections 2.13 and 2.14 shall be given as provided in those Sections. The Agent shall promptly notify the Banks of the contents of each such notice. Any notice given to the Agent hereunder shall be confirmed promptly by telex, telecopy or other writing.

        Section 2.09. Minimum Amounts. Except for Borrowings which exhaust the full remaining amount of the Commitments, prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type or conversions made pursuant to Section 3.04, each Borrowing, prepayment, conversion and renewal of principal of Loans of a particular type shall be in an amount at least equal to $1,000,000 in the aggregate for all Banks (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type of Interest
Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Fixed Rate Loans of each type having concurrent Interest Periods shall be at least equal to $500,000 in the aggregate for each Bank.

        Section 2.10. Interest. (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus any applicable Margin, (ii) for a Eurodollar Loan, at a fixed rate equal to the Eurodollar Rate plus the applicable Margin, (iii) for a Competitive Bid Loan, at a fixed rate determined pursuant to Section 2.13, and
(iv) for a Swing Line Loan, at a rate determined pursuant to Section 2.14. If the principal amount of any Loan and any other amount payable by the Borrower hereunder or under the Note shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date (which shall be two Banking Days after receipt of a demand therefor, in the case of amounts owed pursuant to Section 11.03) to but excluding the date such amount is paid in full at the Default Rate.

        (b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Fixed Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrower and the Banks.

        (c) Accrued interest shall be due and payable in arrears upon any payment of principal or conversion and (i) for each Variable Rate Loan, on the first day of each month, commencing the first such date after such Loan; (ii) for each Fixed Rate Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months at three-month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

        Section 2.11. Fees. The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the daily average unused Commitment of such Bank for the period from and including the date hereof to the earlier of the date the Commitments are terminated or the Termination Date at a rate per annum determined pursuant to Exhibit 1.01, calculated on the basis of a year of 360 days for the actual number of days elapsed. Neither any outstanding Competitive Bid Loan of a Bank nor any outstanding Swing Line Loan of the Swing Line Lender shall reduce any Bank's unused Commitment on which its Commitment fee is based. The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Commitments and on the last day of each Fiscal Quarter, commencing on the first such date after the Closing Date.

        Section 2.12. Payments Generally. All payments under this Agreement or the Notes shall be made in Dollars in immediately available funds not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) to the Agent's account number 900-9- 000002 maintained at the Principal Office for the account of the applicable Lending Office of each Bank. The Agent, or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Agent. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion (subject to Section 10.16)). If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Lending Office.

        Section 2.13. Competitive Bid Loans. (a) On the terms and conditions set forth in this Section 2.13, and in reliance upon the representations and warranties of the Borrower set forth in this Agreement, each Bank, severally and not jointly, agrees that Borrower may borrow a Loan or Loans (each a "Competitive Bid Loan"), from time to time from and including the date hereof to but excluding the Termination Date; provided that no Competitive Bid Loan shall be made hereunder if, after giving effect thereto, the aggregate principal amount of all Loans outstanding would exceed the lesser of the aggregate amount of all Commitments or the Borrowing Base reflected on the most recent Borrowing Base Certificate submitted pursuant to Section 6.08(l). Each Competitive Bid Loan will be payable on the last day of the Interest

Period therefor and no Competitive Bid Loan shall be converted into another type of Loan, except pursuant to Section 3.04.

        (b) Whenever the Borrower decides to make a Borrowing of Competitive Bid Loans hereunder, it shall give the Agent, not later than 12:00 noon New York City time, on the fifth Banking Day prior to the date of such proposed Borrowing, a written notice of Borrowing, which shall specify (i) the date of the proposed Borrowing (which shall be a Banking Day) and the aggregate amount thereof (which shall not be less than $1,000,000), (ii) the Interest Period and maturity date for each Competitive Bid Loan comprising such Borrowing (which maturity date shall be the last day of the Interest Period therefor), (iii) whether the proposed Borrowing is to be a Borrowing of Absolute Rate Loans or Spread Loans, and if it is to be Spread Loans, the Interest Rate Basis, and (iv) any other terms to be applicable to such Competitive Bid Loans. Promptly after receipt of such notice, the Agent shall provide each Bank with a copy thereof.

        (c) Each Bank shall, if in its sole discretion it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of such proposed Borrowing at a rate or rates of interest specified by such Bank in its sole discretion and determined by such Bank independently of each other Bank. Such offer shall be made by each offering Bank notifying the Agent (which shall give prompt notice thereof to the Borrower) before 10:00 a.m. (New York City time) on the date (the "Reply Date"), which is (i) in the case of the Borrowing of Absolute Rate Loans, the Banking Day before and (ii) in the case of a Borrowing of Spread Loans, four Banking Days before, the date of the proposed Borrowing of Competitive Bid Loans, which notice shall state the minimum amount and maximum amount of each proposed Competitive Bid Loan which such Bank thereby offers to make, the rate or rates of interest therefor and such Bank's Lending Office with respect to each such Competitive Bid Loan; provided that, if the Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:30 a.m. (New York City time) on the Reply Date. The outstanding Competitive Bid Loans of a Bank shall not reduce the amount of such Bank's unused Commitment. Consequently, the aggregate amount of a Bank's outstanding Competitive Bid Loans plus its other outstanding Loans may exceed its Commitment. If any Bank shall elect not to make such an offer to make Competitive Bid Loans, such Bank shall so notify the Agent, before 10:00 a.m. (New York City time) on the Reply Date, and such Bank shall not be obligated to, and shall not, make any Competitive Bid Loan as part of the proposed Borrowing of Competitive Bid Loans; provided, that the failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Bid Loan as part of such proposed Borrowing.

        (d) The Borrower shall, in turn, before (i) in the case of Absolute Rate Loans, 12:00 noon (New York City time) or (ii) in the case of Spread Loans,
1:00 p.m. (New York City time) on the Reply Date, either

                (1) Cancel the proposed Borrowing of Competitive Bid Loans by giving the Agent notice to that effect, which shall be irrevocable, or

                (2) Accept one or more of the offers made by any Bank or Banks pursuant to clause (c) above by giving notice (in writing or by telephone promptly confirmed in writing) to the Agent, which shall be irrevocable, of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Bank for such Competitive Bid Loans pursuant to clause (c) above) to be made by each Bank as part of the Borrowing of such Competitive Bid Loans, and reject any remaining offers made by Banks pursuant to clause (c) above by giving the Agent notice to that effect; provided, that acceptance of offers may only be made on the basis of ascending Absolute Rates (in the case of Absolute Rate Loans) or Spreads (in the case of Spread Loans), in each case commencing with the lowest rate so offered; provided, however, that if offers are made by two or more Banks at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount request by the Borrower, the Borrower shall have the right in its sole discretion to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum and maximum amounts specified for each such offer pursuant to clause (c) above).

        (e) If the Borrower notifies the Agent that the proposed Borrowing of Competitive Bid Loans is cancelled pursuant to clause (d)(1) above, the Agent shall give prompt notice thereof to the Banks and such Borrowing shall not be made.

        (f) If the Borrower accepts one or more of the offers made by any Bank or Banks, pursuant to clause (d)(2) above, the Agent shall in turn promptly notify (i) each Bank that has made an offer as described in clause (c) above, of the date and aggregate amount of the Borrowing of Competitive Bid Loans and whether or not any offer or offers made by such Bank pursuant to clause (c) above have been accepted by the Borrower and (ii) each Bank that is to make a Competitive Bid Loan as part of such Borrowing, of the amount of such Competitive Bid Loan to be made by such Bank as part of such Borrowing.

        Section 2.14. Swing Line Loans. (a) On the terms and conditions set forth in this Agreement, and in reliance upon the representations and warranties of the Borrower set forth herein, the Swing Line Lender agrees to make, from time to time loans to Borrower, which may be borrowed, repaid and reborrowed in accordance with the terms hereof, from and including the date hereof to but excluding the earlier of the Termination Date or the date on which all Commitments are either terminated or reduced to zero pursuant to Section 2.07, up to but not exceeding in the aggregate principal amount at any one time outstanding, the amount of its Swing Line Commitment (the "Swing Line Loans"); provided, that no Swing Line Loan shall be made hereunder if, after giving effect thereto, the aggregate outstanding principal amount of all Loans would exceed the lesser of the total of all Commitments or the Borrowing Base reflected on the most recent Borrowing Base Certificate submitted pursuant to Section 6.08(l); and provided further that no Swing Line Loan shall be made hereunder if, after giving effect thereto, the aggregate outstanding principal amount of Swing Line Loans, plus the aggregate outstanding principal amount of the Swing Line Lender's Revolving Loans, would exceed the Commitment of the Swing Line Lender. Outstanding Swing Line Loans shall not reduce the unused portion of the Commitment of the Swing Line Lender, for the purposes of
Section 2.11.

        (b) All Swing Line Loans shall bear interest at the rate agreed to from time to time between the Borrower and the Swing Line Lender. Borrower shall not be entitled to convert any Swing Line Loans into any other type of Loans. Swing Line Loans made on any date shall be in aggregate minimum amount of $500,000.

        (c) Whenever the Borrower desires to borrow a Swing Line Loan, it shall give the Agent and the Swing Line Lender, no later than 1:00 p.m. (New York City time) on the proposed date for such Borrowing telephonic (confirmed promptly in writing) or written notice of such Borrowing, which shall be irrevocable and shall specify (i) the principal amount of the Swing Line Loans to be made, (ii) the date of such Borrowing (which shall be a Banking Day), (iii) the maturity date for such Swing Line Loan (which shall be on demand and in any event no later than seven (7) days after the making thereof or, if earlier, the Termination Date), and (iv) the agreed upon interest rate for such Swing Line Loan.

        (d) Promptly  after  receiving a notice of Borrowing  pursuant to clause
(c) above, the Agent shall provide each Bank with a copy thereof (or telephonic notice of the contents thereof confirmed promptly by providing a copy thereof).

        (e) The Swing Line Lender shall in its sole and absolute discretion be entitled to require a Borrowing of Variable Rate Loans hereunder, the proceeds of which shall be applied to the pre-payment of all Swing Line Loans then outstanding, by giving notice (by telephone promptly confirmed in writing) to the Agent, the Borrower and the Banks to such effect, which notice shall set forth the aggregate outstanding principal amount of such Swing Line Loans. Upon the giving of such notice, the Borrower shall be deemed to have timely given a notice of Borrowing to the Agent requesting Revolving Loans which are Variable Rate Loans on the Banking Day following such notice, and the Banks shall, on such date, make Revolving Loans which are Variable Rate Loans in the aggregate amount of such Swing Line Loans, the proceeds of which shall be applied by the Agent to the pre-payment of such Swing Line Loans; provided, that for the purposes solely of such Borrowing, the conditions precedent set forth in Article 4, and the minimum Borrowing requirements of Section 2.09, shall not be applicable. Unless the Borrower shall have notified the Agent and the Swing Line Lender prior to 11:00 a.m. (New York City time) on the date which is six (6) days following the date on which any Swing Line Loan has been made by the Swing Line Lender that the

Borrower intends to reimburse the Swing Line Lender with funds other than the proceeds of Revolving Loans, the Agent shall give such notice on behalf of the Swing Line Lender.

        (f) Upon the giving of notice to the following effect to the Agent and to each Bank by the Swing Line Lender, in its sole and absolute discretion, any deemed notice of Borrowing given under clause (e) above pursuant to which no Borrowing has yet been made shall be deemed cancelled and each Bank shall be deemed to, and hereby agrees to, irrevocably purchase from the Swing Line Lender a participation in its Swing Line Loans in the aggregate outstanding principal amount equal to such Bank's pro rata share of the aggregate principal amount of such Swing Line Loans, and shall make available to the Swing Line Lender an amount equal to its respective participation in the Swing Line Lender's Swing Line Loans in Dollars and immediately available funds, at the office of the Swing Line Lender specified by notice to the Agent and each Bank in such notice, not later than 1:00 p.m. (New York City time) on the second Banking Day after the giving of such notice. In the event that any Bank fails to make available to the Swing Line Lender the amount of such Bank's participation as provided in this clause (f), the Swing Line Lender shall be entitled to recover such amount on demand from such Bank together with interest at the Federal Funds Rate set by the Agent for three (3) Banking Days and thereafter at the Prime Rate, and the Swing Line Lender shall, until such time as all such amounts have been paid, be deemed to have outstanding a Swing Line Loan in the amount of such unpaid participation for all purposes of this Agreement other than those provisions requiring Banks to purchase an interest therein. The Swing Line Lender shall distribute to each other Bank which has paid all amounts payable by it under this clause (f) with respect to the Swing Line Loans made by the Swing Line Lender, such other Banks' share of all payments received by the Swing Line Lender in respect of such Swing Line Loans when such payments are received. The obligations of the Banks under this clause (f) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the fact that a Default or an Event of Default shall have occurred and be continuing or any other circumstances whatsoever.

                  ARTICLE 3. YIELD PROTECTION; ILLEGALITY; ETC.

        Section 3.01. Additional Costs. (a) The Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank reasonably determines are attributable to its making or maintaining any Fixed Rate Loans under this Agreement or any of its Notes with respect to Fixed Rate Loans or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
(i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or any of such Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its

Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01); or (iii) imposes any other condition affecting this Agreement or any of such Notes (or any of such extensions of credit or liabilities). Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Bank requests compensation from the Borrower under this Section 3.01(a), or under Section 3.01(c), the Borrower may, by notice to such Bank (with a copy to the Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be converted in accordance with Section 3.04.

        (b) Without  limiting  the effect of the  foregoing  provisions  of this
Section 3.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make or renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type held by such Bank then outstanding shall be converted in accordance with Section 3.04).

        (c) Without  limiting  the effect of the  foregoing  provisions  of this
Section 3.01 (but without duplication), the Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 3.01(c) as promptly as practicable after it determines to request such compensation.

        (d)  Determinations  and  allocations  by a Bank  for  purposes  of this
Section 3.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Bank under this Section 3.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

        Section 3.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

        (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Fixed Rate Loans as provided in this Agreement; or

        (b) the Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 upon the basis of which the rate of interest for any type of Fixed Rate Loans is to be determined do not adequately cover the cost to the Banks of making or maintaining such Loans;

then the Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make or renew Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.05.

        Section 3.03. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to (a) honor its obligation to make or renew Eurodollar Loans hereunder or convert Loans of any type into Loans of such type, or (b) maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Agent) and such Bank's obligation to make or renew Eurodollar Loans, as the case may be, and to convert other types of Loans into Loans of such type hereunder shall be suspended until such time as such Bank may again make, renew, or convert and maintain such affected Loans and such Bank's outstanding Eurodollar Loans, as the case may be, shall be converted in accordance with Section 3.04.

        Section 3.04. Certain Conversions pursuant to Sections 3.01 and 3.03. If the Loans of any Bank of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the

"Affected Type") are to be converted pursuant to Section 3.01 or 3.03, such Bank's Affected Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 3.01(b) or 3.03, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 3.01 or 3.03 which gave rise to such conversion no longer exist:

        (a) to the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Variable Rate Loans;

        (b) all Loans which would otherwise be made or renewed by such Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Variable Rate Loans; and

        (c) if Loans of other Banks of the Affected Type are subsequently converted into Loans of another type (other than Variable Rate Loans), such Bank's Variable Rate Loans shall be automatically converted on the conversion date into Loans of such other type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so converted are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

        If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.01 or 3.03 which gave rise to the conversion of such Bank's Affected Loans pursuant to this Section 3.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank's Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

        Section 3.05. Certain Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

        (a) any payment, prepayment, conversion or renewal of a Fixed Rate Loan made by such Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of required prepayment, required conversion or acceleration or otherwise); or

        (b) any failure by the Borrower to borrow, convert into or renew a Fixed Rate Loan to be made, converted into or renewed by such Bank on the date specified therefor in the relevant notice under Section 2.04, 2.05, 2.06 or 2.13, as the case may be.

        Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Bank) such Bank would have bid on the first day of such Interest Period in the London interbank market (if such Loan is a Eurodollar Loan) or other relevant market (if interest on such Loan is not based on the Eurodollar Rate) for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such Interest Period.

                        ARTICLE 4. CONDITIONS PRECEDENT.

        Section 4.01. Documentary Conditions Precedent. The obligations of the Banks to make the Loans constituting the initial Borrowing are subject to the condition precedent that the Agent shall have received on or before the date of such Loans each of the following, in form and substance satisfactory to the Agent and its counsel:

        (a) the Notes duly executed by the Borrower;

        (b) the Authorization Letter, in the form of Exhibit 4.01(b) duly executed by the Borrower;

        (c) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents and each other document to be delivered pursuant to this Agreement;

        (d) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents and the other documents to be delivered by the Borrower under this Agreement;

        (e) a certificate of a duly authorized officer of the Borrower, dated the Closing Date, stating that the representations and warranties in Article 5 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

        (f) a favorable opinion of counsel for the Borrower, dated the Closing Date, in substantially the form of Exhibit 4.01(f) and as to such other matters as the Agent or any Bank may reasonably request;

        (g) a certificate of Borrower's chief executive officer or treasurer, in the form of Exhibit 4.01(g), to the effect that the Insurance Company Loan Documents have been executed and delivered and are in full force and effect and that Borrower has closed the Insurance Company Financing in accordance with the Insurance Company Loan Documents, all advances scheduled to be made on or before the Closing Date having been made;

        (h) a favorable opinion of counsel for Pillsbury, dated the Closing Date, in substantially the form of Exhibit 4.01(h), with respect to the matters set forth in such Exhibit;

        (i) the transactions contemplated pursuant to the Pillsbury Asset Purchase Agreement to be completed prior to the Closing Date shall have been completed and that agreement, along with the other Pillsbury Documents, shall be in full force and effect;

        (j) the Security Agreement, in the form of Exhibit 4.01(j) ( the "Security Agreement"), duly executed by Borrower and the Agent, as the Collateral Agent named therein, along with the Consent and Agreement, in the form attached to the Security Agreement (the "Consent and Agreement"), the financing statements and any other documents required pursuant thereto, duly executed by all parties as required therein;

        (k) the Intercreditor Agreement, in the form of Exhibit 4.01(k) (the "Intercreditor Agreement"), duly executed by each Bank, each Purchaser under the Insurance Company Note Agreement and the Agent, as the Collateral Agent thereunder, and acknowledged by Borrower; and

        (l) an Agreement Regarding Subordination, in the form of Exhibit 4.01(l) (the "Pillsbury Subordination Agreement"), duly executed by Pillsbury, by the Agent, on behalf of the Banks, and by each Purchaser under the Insurance Company Note Agreement; and

        (m) an  Agreement  Relating  to 11 U.S.C.  ss.  1111(b),  in the form of
Exhibit 4.01(m) (the "ss. 1111(b) Agreement"), duly executed by Pillsbury, the Agent, as Collateral Agent, each Bank and each Purchaser under the Insurance Company Note Agreement, and agreed and acknowledged by Borrower.

        Section 4.02. Additional Conditions Precedent. The obligations of the Banks to make any Loans pursuant to a Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Loans:

        (a) the following statements shall be true:

                (i) the representations and warranties contained in Article 5 are true and correct on and as of the date of such Loans as though made on and as of such date; and

             (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loans; and

        (b) the Agent shall have received such approvals, opinions or documents as the Agent or any Bank may reasonably request.

        Section 4.03. Deemed Representations. Each notice of Borrowing hereunder and acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty that the statements contained in
Section 4.02(a) are true and correct both on the date of such notice and, unless the Borrower otherwise notifies the Agent prior to such Borrowing, as of the date of such Borrowing.


                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants that:

        Section 5.01. Incorporation, Good Standing and Due Qualification. Each of the Borrower and its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

        Section 5.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Borrower of the Facility Documents have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, except for the Lien granted pursuant to the Security Agreement; or (f) cause the Borrower

(or any Significant Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

        Section 5.03. Legally Enforceable Agreements. Each Facility Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

        Section 5.04. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 5.05. Financial Statements. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at July 31, 1994, and the related consolidated income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, of Deloitte & Touche, independent certified public accountants, and the interim consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at October 29, 1994, and the related consolidated income statement and statements of cash flows and changes in stockholders' equity for the three month period then ended, copies of which have been furnished to each of the Banks, are complete and correct and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year end adjustments in the case of the interim financial statements). There are no liabilities of the Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since October 29, 1994. No information, exhibit or report furnished by the Borrower to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since October 29, 1994, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrower and its Subsidiaries taken as a whole.

        Section 5.06. Ownership and Liens. Each of the Borrower and its Consolidated Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 5.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any of its Subsidiaries and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder.

        Section 5.07. Taxes. Each of the Borrower and its Significant Subsidiaries has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties, except for those being contested in good faith and by appropriate proceedings, and for which adequate financial reserves have been established by Borrower. The federal income tax liability of the Borrower and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the year ended 1993.
        Section 5.08. ERISA. Each Plan, and, to the best knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which the Borrower would be under an obligation to furnish a report to the Bank in accordance with Section 6.08(h) hereof. As of the most recent valuation date for each Plan, each Plan was "fully funded", which for purposes of this Section 5.08 shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis. To the best knowledge of the Borrower, no Plan has ceased being fully funded as of the date these representations are made with respect to any Loan under this Agreement.

        Section 5.09. Subsidiaries and Ownership of Stock. Exhibit 5.09 is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Borrower's ownership of the outstanding stock or other interest of each such Subsidiary. All of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of all Liens.

        Section 5.10. Credit Arrangements. Exhibit 5.10 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its
Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Exhibit. Without limiting the generality of the foregoing, such Exhibit contains a true and complete copy of the Note Agreement dated

February __, 1995 (the "Insurance Company Note Agreement") between Borrower and The Prudential Insurance Company of America and John Hancock Mutual Life Insurance Company and the promissory notes, each of which was executed pursuant thereto (collectively, the "Insurance Company Loan Documents"), each of which is in full force and effect, the loan transactions described therein (the "Insurance Company Financing") have been consummated in accordance therewith and all advances scheduled to be made thereunder on or before the Closing Date have been made.

        Section 5.11. Operation of Business. Each of the Borrower and its Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing, which violation may reasonably be expected to have a Material Adverse Effect.

        Section 5.12. Hazardous Materials. The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not reasonably be expected to have a Material Adverse Effect.

        In addition, (i) except as set forth in Exhibit 5.12 hereto, or (ii) except to the extent that the same has not had and may not reasonably be expected to have a Material Adverse Effect:

        (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. ss. 9601(22) ("Release"), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by the Borrower or any of its Subsidiaries and Borrower has no knowledge of any condition which could reasonably be expected to trigger any of the above events, writings or penalties.

        (b) Neither the Borrower nor any of its Subsidiaries has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by the Borrower or any of its Subsidiaries; and

        (c) Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System as provided by 40 C.F.R. ss. 300.5 ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

        (d) No Hazardous Material generated by the Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Borrower or any of its Subsidiaries.

        (e) No oral or written notification of a Release of a Hazardous material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

        (f) There are no Liens arising under or pursuant to any Environmental laws on any of the real property or properties owned or leased by the Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

        (g) There have been no environmental investigations, studies, audits, test, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries which have not been made available to the Banks.

        Section 5.13. No Default on Outstanding Judgments or Orders. Each of the Borrower and its Significant Subsidiaries has satisfied all judgments and neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, law, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, which default has or may reasonably be expected to have a Material Adverse Effect.

        Section 5.14. No Defaults on Other Agreements. To Borrower's knowledge, neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which Borrower reasonably anticipates will have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, which default has or may reasonably be expected to have a Material Adverse Effect.

        Section 5.15. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or of any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which has or may reasonably be expected to have a Material Adverse Effect.

        Section 5.16. Governmental Regulation. Neither the Borrower nor any of its Significant Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

        Section 5.17. Partnerships. Neither the Borrower nor any of its Significant Subsidiaries is a partner in any partnership.

        Section 5.18. No Forfeiture. Neither the Borrower nor any of its Subsidiaries or Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened.

        Section 5.19. Pillsbury Transactions. The Pillsbury Asset Purchase Agreement, the Pillsbury Alliance Agreement and the Pillsbury Note, a true and complete copy of each of which is attached to this Agreement as Exhibit 5.19, the Pillsbury Subordination Agreement, the ss. 1111(b) Agreement and the Consent and Agreement have been duly and validly authorized, executed and delivered by each of the parties thereto (except the Agent and the Banks), are in full force and effect and are enforceable by the Agent and the Banks, as the case may be, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principle of equity. The Borrower's purchase of assets and assumption of liabilities pursuant to the Pillsbury Asset Purchase Agreement has been completed in accordance therewith, each of Borrower and Pillsbury having met all material conditions to closing applicable to it as required therein. Neither Borrower nor, to Borrower's knowledge, Pillsbury or Grand Metropolitan Incorporated has in any material respect failed to perform or otherwise breached or defaulted under any provision of any of the Pillsbury Documents; no event of default, or condition or event which with notice or lapse of time or both would constitute an event of default, under any of the Pillsbury Documents, has occurred and is continuing; no amount of principal or interest has been paid, credited or otherwise satisfied (whether by payment, offset or any other method) prior to the due date thereof, or in violation of the Pillsbury Note or of this Agreement; and no notice of termination has been given, and no event has occurred which would entitle either party to terminate, under Article XIX of the Pillsbury Alliance Agreement. All of Borrower's representations and warranties set forth in this Agreement are made as if the Borrower's purchase of assets and assumption of liabilities under the Pillsbury Asset Purchase Agreement had taken place prior thereto, and as if the Pillsbury Alliance Agreement and the Pillsbury Note were in full force and effect.

                        ARTICLE 6. AFFIRMATIVE COVENANTS.

        So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Borrower shall:

        Section 6.01. Maintenance of Existence. Except as otherwise permitted pursuant to this Agreement, preserve and maintain, and cause each of its Significant Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified; and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify will not reasonably be expected to have a Material Adverse Effect.

        Section 6.02. Conduct of Business. Continue, and cause each of its Subsidiaries to continue, to engage in a business of the same general type as conducted by it on the date of this Agreement.

        Section 6.03. Maintenance of Properties. Maintain and cause each of its Significant Subsidiaries to maintain all of its properties, (tangible and intangible) necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

        Section 6.04. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and its Significant Subsidiaries.

        Section 6.05. Maintenance of Insurance. Maintain, and cause each of its Significant Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

        Section 6.06. Compliance with Laws. Comply, and cause each of its Significant Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except for those being contested in good faith and by appropriate proceedings and for which adequate financial reserves have been established by Borrower.

        Section 6.07. Right of Inspection. On reasonable notice, at any reasonable time during normal business hours and from time to time, permit the Agent or any Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

        Section 6.08.  Reporting Requirements.  Furnish directly to each of the
Banks:

        (a) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and a consolidated income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for such Fiscal Year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP and accompanied by an opinion thereon acceptable to the Agent and each of the Banks by Deloitte & Touche or other independent accountants of national standing selected by the Borrower; provided, however, that (i)delivery (within the time period specified above) of the Annual Report of the Borrower on Form 10-K for such Fiscal Year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.08(a), and (ii) the income statements and statements of cash flows and changes in stockholders' equity provided pursuant to this Section 6.08(a) for the "Fiscal Year" ending March 31, 1995 shall only cover the eight month period then ended.

        (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and a consolidated income statement and statements of cash flows and changes in stockholders' equity, of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP and certified by a Financial Officer of the Borrower (subject to year-end adjustments);

provided, however, that (i) delivery (within the time period specified above) of the Quarterly Report of the Borrower on Form 10-Q for such Fiscal Quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.08(b), and (ii) the income statements and statements of cash flows and changes in stockholders' equity provided pursuant to this Section 6.08(b) for the "Fiscal Quarter" ending March 31, 1995 shall only cover the two month period then ended.

        (c) promptly upon receipt thereof, notice of receipt of any report submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with any examination of the financial statements of the Borrower or any such Subsidiary made by such accountants, which report is addressed to the Board of Directors of the Borrower or any committee thereof; and, on the request of any Bank, the opportunity for such Bank to review such report at the offices of the Borrower;

        (d) simultaneously with the delivery of the financial statements referred to above, a certificate of a Financial Officer of the Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) and with computations demonstrating compliance with the covenants contained in Article 8;

        (e) simultaneously with the delivery of the annual financial statements referred to in Section 6.08(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

        (f) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (i) affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, or (ii) relating to the enforceability, validity or enforcement of any provision of any of the Pillsbury Documents;

        (g) as soon as possible and in any event within 10 days after obtaining actual knowledge of the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

        (h) as soon as possible, and in any event within ten days after the Borrower has actual knowledge that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist and that such events have had or may reasonably be expected to have a Material Adverse Effect, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                (i) any reportable event, as defined in Section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
        Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

                (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
        Section 4041A of ERISA;

                (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                (vi) the adoption of an  amendment to any Plan that  pursuant to
        Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                (vii) any event or circumstance exists which may reasonably be expected to constitute grounds for the Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

                (viii) the Unfunded Benefit Liabilities of one or more Plans increase after the date of this Agreement.

        (i) promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to any other clause of this Section 6.08, provided that, the Borrower shall not be required, pursuant to this Section 6.08(i), to furnish copies of statements or reports delivered pursuant to paragraphs 5A(1)(iv), (v), and (vi) of the Insurance Company Note Agreement;

        (j) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

        (k) promptly after the commencement thereof or promptly after the Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

        (l) as soon as available and in any event within twenty (20) days after the end of each calendar month, a Borrowing Base Certificate, in the form of
Exhibit 6.08(l) as at the last day of such month, and from time to time as requested by the Agent or the Required Banks (but not more frequently than twice in any Fiscal Year), a report of an independent collateral auditor (which may be, or be affiliated with, one of the Banks) with respect to the Eligible Receivables and Eligible Inventory Components included in the Borrowing Base as at the end of any month, which report shall indicate that, based upon a review by such auditors of the Eligible Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower and its Subsidiaries) and Eligible Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Borrower as at the end of such month is accurate and complete in all material respects.

        (m) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Bank may from time to time reasonably request.

        Section 6.09. Pillsbury Documents/Insurance Company Loan Documents. Comply in all material respects with all of its material obligations under each of the Pillsbury Documents and the Insurance Company Loan Documents, and notify the Agent as soon as possible, and in any event within twenty days, with respect to Pillsbury Documents, and within ten days with respect to Insurance Company Loan Documents, after the Borrower knows or has reason to know (i) of any material failure to perform, breach or default by Pillsbury or Borrower, or any other event of default, under any of the Pillsbury Documents, or (ii) of any event of default, or any event or condition which with notice or lapse of time or both would constitute an event of default, under the Insurance Company Loan Documents.


                         ARTICLE 7. NEGATIVE COVENANTS.

        So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Borrower shall not:

        Section 7.01. Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except:

        (a) Debt of the Borrower under this Agreement or the Notes;

        (b) Debt described in Exhibit 5.10, including renewals, extensions or refinancings thereof, provided that the principal amount thereof does not increase;

        (c) Debt of the Borrower subordinated on terms satisfactory to the Banks to the Borrower's obligations under this Agreement and the Notes;

        (d) Debt of the Borrower to any such Subsidiary; or Debt of any Subsidiary to the Borrower or another such Subsidiary, to the extent permitted by Section 7.04;

        (e) Debt in respect of letters of credit issued for the account of the Borrower or any such Subsidiary in an aggregate face amount outstanding at any time of up to $50,000,000;

        (f)Debt of the Borrower or any such Subsidiary secured by purchase money Liens permitted by Section 7.03;

        (g) Additional Debt for borrowed money, provided that the aggregate amount of "priority" Debt does not exceed 10% of Consolidated Tangible Net Worth; for the purposes of this Section 7.01(g), "priority" Debt shall mean all unsecured Funded Debt of any Subsidiary and all secured Debt of Borrower and its Consolidated Subsidiaries other than (x) Debt secured by Liens permitted under clauses (a) through (i) and clause (k) of Section 7.03 and (xx) Debt listed on
Exhibit 5.10, without giving effect to any amendment, modification, supplement, increase, extension, renewal or refunding after the Closing Date; and

        (h) Individual financings to support facilities expansion in New York State associated with supplying product under the Pillsbury Alliance Agreement, from any combination of industrial development agencies and other governmental agencies and authorities, provided, that the total principal amount of all such financings does not exceed $12,000,000 and that each individual borrowing is less than $10,000,000 in principal amount.

        Section 7.02. Guaranties, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, or permit any of its Subsidiaries to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, asset, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except (i) for guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) for Debt of the kind described above that is either listed in Exhibit 5.10 or permitted by Section 7.01 or Section 7.04.

        Section 7.03. Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

        (a)Liens pursuant to the Security Agreement securing the Loans hereunder and the Insurance Company Financing;

        (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

        (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

        (d) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

        (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

        (f) judgment and other similar Liens for amounts aggregating less than $5,000,000 arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

        (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

        (h) Liens securing obligations of such a Subsidiary to the Borrower or another such Subsidiary;

        (i) Liens pursuant to the security agreement and mortgages described in clause (vi) of the definition of Pillsbury Documents, securing Borrower's obligations under the Pillsbury Documents, but not the extension of such Liens to other property, or the granting of such Liens to secure the extension of the maturity, refunding or modification of such obligations, in whole or in part; or

        (j) purchase money Liens on any property hereafter acquired or any Lien on property existing at the time of such acquisition, whether or not assumed, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

                (i) any property subject to any of the foregoing is acquired by the Borrower or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously with or prior to such acquisition;

                (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower or such Subsidiary acquiring the same;

              (iii) each such Lien shall attach only to the property so acquired and fixed improvements thereon;

                (iv) the aggregate amount of the Debt secured by all such Liens shall not exceed the amount of Debt permitted under Section 7.01(g), at any time outstanding in the aggregate; and

                (v) the obligations secured by such Lien are permitted by the provisions of Section 7.01; and

        (k) Existing Liens described in Exhibit 7.03(k), but not the extension of such Liens to other property, or the granting of such Liens to secure the refunding of the obligations secured thereby.

        Section 7.04. Investments. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person, (including any Subsidiary) or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except: (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;
(b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (c) certificates of deposit denominated in Dollars, with maturities of one year or less from the date of acquisition and issued (i) by any Bank or (ii) by any commercial bank organized under the laws of the United States, or any foreign Bank operating within the United States of America, or any Canadian bank (in any case having capital and surplus in excess of $500,000,000 or the Canadian dollar equivalent, and a short term debt rating of A-1 or P-1 and a long term debt rating of A or higher, or with respect to any Canadian bank, the rating equivalent thereof);
(d) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any such Subsidiary;
(e) any Acceptable Acquisition permitted by Section 7.10; (f) capital stock of Moog Inc with a cost basis of $6,079,000; and (g) investments in the obligations, stock or securities of any other Person, provided that the aggregate amount so invested after the date hereof does not exceed the amount available for such purposes pursuant to clause (c) of Section 7.05.

        Section 7.05. Dividends. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another such Subsidiary, except that: (a) the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower; (b) the Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; and (c) Borrower may declare and pay cash dividends with respect to, and purchase or redeem, the shares of its outstanding capital stock, provided that no Default or Event of Default then exists or would be created thereby and provided further that, after giving effect to any proposed dividend, investment, or purchase or redemption of shares, the total of (i) the aggregate amount of all dividends and other distributions declared or paid after July 31,1994, plus (ii) the aggregate amount of investments made after July 31,1994 of the kind described in clause (g) of Section 7.04, plus (iii) the excess of the aggregate amount expended, directly or indirectly, after July 31, 1994, for the redemption, purchase or other acquisition of any shares of its stock over the aggregate amount received after July 31, 1994 as the net cash proceeds of the sale of any shares of its stock, shall not exceed the sum of $1,000,000 plus 50% (or minus 100% in the case of a deficit) of the net income of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP, for the period commencing on August 1, 1994 and terminating at the end of the last Fiscal Quarter preceding the date of any proposed dividend declaration or payment, investment, or purchase or redemption, as the case may be. There shall not be included in the above computations, (x) dividends paid, or distributions made, in stock of the Borrower; or (xx) exchanges of stock of one or more classes of the Borrower for other stock of the Borrower, except to the extent that cash or other value is involved in such exchange.

        Section 7.06. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), except: (a) for inventory disposed of in the ordinary course of business; (b) for the sale or other disposition of assets no longer used or useful in the conduct of its business;
(c) that any such Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower; (d) that Borrower may sell or otherwise dispose of for fair consideration, in the judgment of Borrower's Board of Directors, all or any of the shares of Moog Inc described in clause (f) of Section 7.04 and the properties described in Exhibit 7.06; and (e) for other assets, provided that as of any date, the aggregate net value of all assets so disposed of subsequent to the date hereof constitutes less than 10% of Consolidated Tangible Net Worth as of the end of the Fiscal Year then most recently ended, and that as of the date of any disposition, the assets so disposed of contributed less than 10% of the net income of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP, for any of the three Fiscal Years then most recently ended.

        Section 7.07. Stock of Subsidiaries, Etc. Sell or otherwise dispose of any shares of capital stock of any of its Significant Subsidiaries, except in connection with a transaction permitted under Section 7.10, or permit any such Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares.

        Section 7.08. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

        Section 7.09. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Significant Subsidiaries to do so except that: (a) any such Subsidiary may merge into or transfer assets to the Borrower;
(b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary; (c) the Borrower may effect any Acceptable Acquisition permitted by Section 7.10; and (d) Borrower may dispose of assets as permitted pursuant to Section 7.06.

        Section 7.10. Acquisitions. Without the prior written consent of the Required Banks, which consent may not be unreasonably withheld, make any Acquisition other than an Acceptable Acquisition.

        "Acceptable Acquisition" means any separate individual Acquisition which has been either (a) approved by the Board of Directors of the corporation which is the subject of such Acquisition or (b) recommended by such Board to the shareholders of such corporation, and in each case (i) does not involve the acquisition of fixed and intangible assets whose purchase price aggregates more than $10,000,000, and (ii) is made under circumstances in which no Default or Event of Default will either exist or result therefrom, and (iii) if completed prior to March 31, 1996, does not cause the aggregate purchase price of all Acquisitions made after the date hereof to exceed $10,000,000.

        "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation other than the Borrower or any corporation which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any corporation a Subsidiary of the Borrower, or causes any such corporation to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any corporation.

       Section 7.11. No Activities Leading to Forfeiture. Neither the Borrower nor any of its Significant Subsidiaries or Affiliates shall engage in the conduct of any business or activity which could result in a Forfeiture Proceeding.

        Section 7.12. No Prepayment of Insurance Company Financing. Pay any amount of principal or interest owed pursuant to any of the Insurance Company Loan Documents, or permit it to be paid, credited or otherwise satisfied (whether by payment, offset or any other method and whether by voluntary or mandatory prepayment or otherwise) prior to the regularly scheduled payment date therefor set forth in the Insurance Company Loan Documents, as the same may be amended as permitted under Section 7.13, provided that (i) Borrower may make such prepayments with the proceeds of refinancings or of replacement loans borrowed from the same lenders, as long as the maturity date thereof occurs after the Termination Date, and (ii) in addition, Borrower may make unscheduled prepayments totalling not more than $12,500,000 in any Fiscal Year, as long as Borrower complies with Section 2.03 and no Default or Event of Default then exists or would result therefrom.

        Section 7.13. Amendment of Pillsbury Documents/ Insurance Company Loan Documents. Without the express prior written consent of the Required Banks, (i) agree to any alteration or amendment of any of the Insurance Company Loan Documents, or any replacement therefor resulting from a prepayment permitted pursuant to Section 7.12, that changes the maturity dates of the loans made thereunder to any new maturity date that occurs on or prior to the Termination Date; or (ii) amend, modify, supplement or waive any term, condition or other provision of the Pillsbury Note, the security agreement and mortgages referred to in clause (vi) of the definition of Pillsbury Documents (except for mortgage modifications contemplated by Section 10.06 of the Pillsbury Asset Purchase Agreement), or Article XIX or any other material provision, of the Pillsbury Alliance Agreement; or (iii) consent, pursuant to the third sentence of the first paragraph of Section 22.1 of the Pillsbury Alliance Agreement, to an assignment by Pillsbury of the Pillsbury Alliance Agreement to an assignee that does not have long term debt that is rated BBB or better by Standard and Poors Corporation or Baa or better by Moody's Investor Services, Inc.

                         ARTICLE 8. FINANCIAL COVENANTS.

        So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement:

        Section 8.01. Minimum Working Capital. The Borrower shall maintain at the end of each Fiscal Quarter an excess of Consolidated Current Assets over Consolidated Current Liabilities of not less than $110,000,000.

        Section 8.02. Minimum Tangible Net Worth. The Borrower shall maintain at the end of each Fiscal Quarter a Consolidated Tangible Net Worth of not less than the amount set forth in the following table:

                Fiscal Quarter Ended                                    Amount

                       3/31/95                                    $80,000,000
                       6/30/95                                    $80,000,000
                       9/30/95                                    $80,000,000
                      12/31/95                                    $80,000,000
                       3/31/96                                    $80,000,000
                       6/30/96                                    $80,000,000
                       9/30/96                                    $80,000,000
                      12/31/96                                    $80,000,000
                       3/31/97                                    $90,000,000
                       6/30/97                                    $90,000,000
                       9/30/97                                    $90,000,000
                      12/31/97                                    $90,000,000
                       3/31/98                                    $90,000,000

        Section 8.03. Current Ratio. The Borrower shall maintain at the end of each Fiscal Quarter a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than that set forth in the following table:

                Fiscal Quarter Ended                                    Ratio

                          3/31/95                                      1.5:1
                          6/30/95                                      1.5:1
                          9/30/95                                    1.25:1
                         12/31/95                                      1.5:1
                          3/31/96                                      1.5:1
                          6/30/96                                      1.5:1
                          9/30/96                                    1.25:1
                         12/31/96                                      1.5:1
                          3/31/97                                      1.5:1
                          6/30/97                                      1.5:1
                          9/30/97                                    1.25:1
                         12/31/97                                      1.5:1
                          3/31/98                                      1.5:1

        Section 8.04. Leverage Ratio. The Borrower shall maintain at the end of each Fiscal Quarter a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of not greater than that set forth in the following table:

                Fiscal Quarter Ended                                    Ratio

                          3/31/95                                        4:1
                          6/30/95                                        4:1
                          9/30/95                                      5.5:1
                         12/31/95                                        5:1
                          3/31/96                                      4.5:1
                          6/30/96                                        4:1
                          9/30/96                                        5:1
                         12/31/96                                      4.5:1

                          3/31/97                                        4:1
                          6/30/97                                        4:1
                          9/30/97                                      4.5:1
                         12/31/97                                        4:1
                          3/31/98                                        4:1

        Section 8.05. Interest Coverage Ratio. The Borrower shall maintain as of the end of each Fiscal Quarter, for the four Fiscal Quarter period then ended, a ratio of Operating Cash Flow to Interest Expense of not less than 2:1 through the Fiscal Quarter ending March 31, 1997, and thereafter, not less than 2.4:1.

        Section 8.06. Consolidated Funded Debt Coverage. The Borrower shall maintain at the end of each Fiscal Quarter, for the four Fiscal Quarter period then ended, a ratio of "Average Consolidated Funded Debt" to Operating Cash Flow of not more than 5:1. For the purposes of this paragraph, Average Consolidated Funded Debt shall mean the average amount of Consolidated Funded Debt outstanding at the end of each of the four Fiscal Quarters comprising such period.


                          ARTICLE 9. EVENTS OF DEFAULT.

        Section 9.01. Events of Default. Any of the following events shall be an "Event of Default":

        (a) the Borrower shall: (i) fail to pay the principal of any Note as and when due and payable; or (ii) fail to pay interest on any Note, or any fee or other amount due hereunder, for more than 3 Banking Days after the due date;

        (b) any representation or warranty made or deemed made by the Borrower in this Agreement or by Borrower or Pillsbury in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished or deemed furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

        (c) the Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.03 or Articles 7 or 8; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 9.01) in any Facility Document and such failure shall continue for 30 consecutive days after any Financial Officer obtains actual knowledge thereof;

        (d) the Borrower or any of its Subsidiaries shall: (i) fail to pay any indebtedness, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

        (e) the Borrower or any of its Subsidiaries: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 7.03 (b)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

        (f) one or more judgments, decrees or orders for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;
        (g) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which the Borrower is under an obligation to furnish a report to the Bank in accordance with Section 6.08(h) hereof and as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate has incurred or in the opinion of the Bank is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Borrower and its Subsidiaries, on a consolidated basis;

        (h) The Unfunded Benefit Liabilities of one or more Plans have increased after the date of this Agreement in an amount which is material (as specified in Section 9.01(g) hereof);

        (i) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rules 13d-3 of the Securities and Exchange commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower; or (ii) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Borrower cease for any reason to constitute a majority of the board of directors of the Borrower; or

        (j)(A) any Forfeiture Proceeding shall have been commenced or the Borrower shall have given any Bank written notice of the commencement of any Forfeiture Proceeding as provided in Section 6.08(l) or (B) any Bank has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced.

        (k) Pillsbury shall in any material respect fail to perform or otherwise breach or default under any provision of either the Pillsbury Subordination
Agreement, the ss. 1111(b) Agreement or the Consent and Agreement or any provision of the Pillsbury Note applicable to or binding on Pillsbury; any amount of principal or interest is paid, credited or otherwise satisfied (whether by payment, offset or any other method, and whether by voluntary or mandatory prepayment) other than by Permitted Payments (as defined in the Pillsbury Note), either prior to the regularly scheduled payment date therefor under the Pillsbury Note, or in violation of the Pillsbury Note, of the Pillsbury Subordination Agreement or of this Agreement; Pillsbury, Borrower or any other Person denies or contests, including the bringing of any action or proceeding to contest, the effectiveness or validity of the subordination or non-recourse provisions of the Pillsbury Note, or any of such provisions is declared invalid or unenforceable; or any notice of termination is given under the Pillsbury Alliance Agreement or the Pillsbury Alliance Agreement is in fact terminated.

        Section 9.02. Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Banks, by notice to the Borrower, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 9.01(e) or Section 9.01(j)(A) above, the Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.



           ARTICLE 10. THE AGENT; RELATIONS AMONG BANKS AND BORROWER.

        Section 10.01. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 10.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

        Section 10.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

        Section 10.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to
Section 10.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

        Section 10.04. Rights of Agent as a Bank. With respect to its Commitment, its Swing Line Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower (and any of its affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent and its affiliates may in the course of such relationships not involving its activities as Agent, and in the course of relationships with other Persons, acquire information about the Borrower, its Affiliates and such other Persons, the Agent shall have no duty to disclose to the Banks information so acquired.

        Section 10.05. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 11.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective

Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under
Section 11.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

        Section 10.06. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Bank.

        Section 10.07. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

        Section 10.08. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        Section 10.09. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Required Banks; provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York State. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

        Section 10.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

        Section 10.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document.

        Section 10.12. Transfer of Agency Function. Without the consent of the Borrower or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower and the Banks thereof.
        Section 10.13. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Bank fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

        Section 10.14. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent, when and as appropriate, Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

        Section 10.15. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

        Section 10.16. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided: (a) each Borrowing under Section 2.04 shall be made from the Banks, each reduction or termination of the amount of the Commitments under
Section 2.07 shall be applied to the Commitments of the Banks, and each payment of commitment fee accruing under Section 2.11 shall be made for the account of the Banks, pro rata according to the amounts of their respective unused
Commitments; (b) each conversion under Section 2.05 of Loans of a particular type (but not conversions provided for by Section 3.04), shall be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans by such Banks; (c) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks; and (d) any "Proceeds" (as defined in the Intercreditor Agreement), available for distribution to the Banks pursuant to the Intercreditor Agreement shall be distributed to each Bank according to the Percentage Interest of such Bank, as described in the Intercreditor Agreement.

        Section 10.17. Sharing of Payments Among Banks. Subject to any conflicting provisions of the Intercreditor Agreement, which shall supersede this Section 10.17 for as long as they are binding on the Banks, if a Bank shall obtain directly from the Borrower payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.

        Section 10.18. Intercreditor Agreement and Security Agreement. The Banks acknowledge that the Agent, on execution of the Security Agreement and the Intercreditor Agreement, will assume the duties as Collateral Agent thereunder, and that such duties will require the Agent to act on behalf of the lenders under the Insurance Company Loan Documents, as well as on behalf of the Banks. The Banks hereby authorize the Agent to execute such documents and to assume such duties, and they acknowledge that, in so acting, the Agent may be required to take action which may be contrary to the interests of the Banks. Notwithstanding that possibility, the Banks hereby affirm that the Agent shall not thereby suffer any impairment or reduction of any of the rights, protections or indemnification rights afforded the Agent pursuant to this Agreement, the Intercreditor Agreement or the Security Agreement.


                           ARTICLE 11. MISCELLANEOUS.

        Section 11.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Required Banks, or by the Borrower and the Agent acting with the prior written consent of the Required Banks and any provision of this Agreement may be waived by the Required Banks or by the Agent acting with the prior written consent of the Required Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the prior written consent of all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments or of the Swing Line Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee payable hereunder, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder,
(d) alter the terms of this Section 11.01, (e) amend the definition of the term "Required Banks" or (f) waive any of the documentary conditions precedent set forth in Section 4.01 hereof and provided, further, that (i) any amendment of
Article 10 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent, and (ii) any amendment which could have the effect of altering any terms or provisions of any then outstanding Competitive Bid Loan(s), or that changes any provisions of this Agreement that relate to Swing Line Loans, shall require the consent of the Banks then holding such Competitive Bid Loans, or of the Swing Line Lender, as the case may be. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        Section 11.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

        Section 11.03. Expenses. The Borrower shall pay the Agent and the Banks, as the case may be, on demand for all costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for the Agent and each Bank and costs allocated by their respective internal legal departments)
(i) incurred by the Agent in connection with the negotiation and preparation of this Agreement, the Notes and the other documents executed in connection herewith, and (ii) incurred by the Agent or the Banks in connection with the performance or enforcement of this Agreement or the Notes. The Borrower agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (each an "Indemnified Liability") incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to or arising out of this Agreement or any actual or proposed use by the Borrower or any Subsidiary of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings, but (i) excluding any Indemnified Liability incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified, and
(ii) in the case of any Indemnified Liability incurred by the directors, officers, employees or agents of a Bank by reason of the gross negligence or willful misconduct of or attributable to such Bank, excluding also the Indemnified Liability so incurred. The Borrower agrees that any Indemnified Liability will be promptly paid to the Person to be indemnified upon the written demand of such Person.

        Section 11.04. Survival. The obligations of the Borrower under Sections 3.01, 3.05 and 11.03 shall survive the repayment of the Loans and the termination of the Commitments.

        Section 11.05. Assignment; Participations. (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder. Each Bank may assign, or sell participations in, all or any part of its Commitment or any Loan to another bank or other entity, in which event (i) in the case of an assignment, upon notice thereof by the Bank to the Borrower with a copy to the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Bank hereunder; and (ii) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower under Article 3 shall be determined as if such Bank had not sold such participation. The agreement executed by such Bank in favor of the participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of the Termination Date, (ii) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder, or with respect to any Commitment fees, allocated to such participant, (iii) the reduction of the principal amount outstanding hereunder or (iv) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank. Such Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree to maintain the confidentiality of such information.

        (b) In addition to the assignments and participations permitted under paragraph (a) above, any Bank may assign and pledge all or any portion of its Loans and Notes to (i) any affiliate of such Bank or (ii) any Federal Reserve

Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

        Section 11.06. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent by telephone, confirmed promptly by telex, telecopy or other writing, and to the Banks and to the Borrower by ordinary mail or telex or telecopy addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (a) if given by mail, 96 hours after deposit in the United States mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telex or telecopy, when the notice is transmitted to the telex or telecopy number as aforesaid; provided that notices to the Agent and the Banks shall be effective upon receipt.

        Section 11.07. Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, during the existence of a Default or an Event of Default, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Bank under this Agreement or such Bank's Notes which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

        SECTION 11.08. JURISDICTION; IMMUNITIES. (a) THE BORROWER, THE AGENT AND EACH BANK HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN MONROE COUNTY, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 11.06. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. EACH PARTY FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN MONROE COUNTY, NEW YORK. EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

        (b) Nothing in this Section 11.08 shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

        (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

        Section 11.09. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

        Section 11.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

        Section 11.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

        Section 11.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

        SECTION 11.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK.

        Section 11.14. Confidentiality. Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of the Banks is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to maintain the confidentiality of such information.

        Section 11.15. Treatment of Certain Information. The Borrower (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that any information delivered to each Bank or its subsidiaries or affiliates regarding the Borrower may be shared among such Bank and such subsidiaries and affiliates. This Section 11.15 shall survive the repayment of the Loans and the termination of the Commitments.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                         SENECA FOODS CORPORATION

                                         By_/s/Devra A. Bevona____________
                                         Name: Devra A. Bevona
                                         Title: Treasurer

                                         Address for Notices:

                                         1162 Pittsford-Victor Road
                                         Pittsford, New York  14534
                                         Attn:  Devra A. Bevona, Treasurer
                                         Telephone: (716) 385-9500
                                         Telecopy:  (716) 385-4249

                                           AGENT:
                                           THE CHASE MANHATTAN BANK
                                           (NATIONAL ASSOCIATION)

                                            By_/s/Diana Lauria______________
                                            Name: Diana Lauria
                                            Title: Vice President

                                            Address for Notices:

                                            New York Agency
                                            4 Chase Metro Tech Center
                                            13th Floor
                                            Brooklyn, New York  11245
                                            Telephone:
                                            Telecopy:

                                              BANKS:
                                              THE CHASE MANHATTAN BANK
                                              (NATIONAL ASSOCIATION)


                                               By:_/s/Diana Lauria_______
                                               Name: Diana Lauria
                                               Title: Vice President



                                         Lending Office and Address for Notices:
                                         1 Chase Square
                                         Rochester New York  14643
                                         Attn:  Diana M. Lauria, V.P.
                                         Telephone: (716) 258-5458
                                         Telecopy:  (716) 258-4258

                                       BANKS:
                                       FLEET BANK


                                       By:_/s/Jeffery S. Holmes
                                       Name: Jeffery S. Holmes
                                       Title: Vice President

                                       Lending Offices and Address for Notices:
                                       1 East Avenue
                                       Rochester, New York 14638
                                       Attn:  Jeffery S. Holmes, V.P.
                                       Telephone: (716) 546-9886
                                       Telecopy:  (716) 546-9278

                               BANKS:
                               MANUFACTURERS & TRADERS TRUST COMPANY


                               By: /s/William E. Holston____________
                               Name: William E. Holston
                               Title: Vice President

                               Lending Offices and Address for Notices:
                               44 Exchange Street
                               Rochester, New York 14614
                               Attn:  William E. Holston, V.P.
                               Telephone:  (716) 258-8479
                               Telecopy:  (716) 325-5105

                                       BANKS:
                                       CHEMICAL BANK


                                       By:_/s/Philip A. Hendrix
                                       Name: Philip A. Hendrix
                                       Title: Vice President

                                       Lending Offices and Address for Notices:
                                       300 Linden Oaks
                                       Rochester, New York 14625
                                       Attn:  Philip M. Hendrix, V.P.
                                       Telephone: (716) 387-3615
                                       Telecopy:  (716) 586-6305

                                       BANKS:
                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By:_/s/Mark Campellone___
                                       Name: Mark Campellone
                                       Title: Vice President

                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                       By:_/s/Mark Campellone
                                       Name: Mark Campellone
                                       Title: Authorized Signer

                                       Lending Offices and Address for Notices:
                                       Credit Lyonnais Building
                                       1301 Avenue of the Americas
                                       New York, New York 10022
                                       Attn:  Andrea Griffis, V.P.
                                       Telephone: (212) 261-7325
                                       Telecopy:  (212) 459-3179

                                      BANKS:
                                      HARRIS TRUST AND SAVINGS BANK


                                      By:/s/Mary L. Burke__________
                                      Name: Mary L. Burke
                                      Title: Vice President

                                      Lending Offices and Address for Notices:
                                      111 West Monroe
                                      Chicago, Illinois  60603
                                      Attn:  Agribusiness Division
                                      Telephone: (312) 461-2744
                                      Telecopy:  (312) 765-8095

                                       BANKS:
                                       NATWEST BANK N.A.


                                       By:_/s/Brian Twomey________________
                                       Name: Brian Twomey
                                       Title: Vice President

                                       Lending Offices and Address for Notices:
                                       244 Westchester Avenue
                                       White Plains, New York 10604
                                       Attn:  Brian Twomey, V.P.
                                       Telephone: (914) 681-5052
                                       Telecopy:  (914) 681-5045

                                        BANKS:
                                        RABOBANK NEDERLAND



                                        By:_/s/Stephen A. Rich___
                                        Name: Stephen A. Rich
                                        Title: Vice President

                                        By: /s/W. Jeffrey Vollack
                                        Name: W. Jeffrey Vollack
                                        Title: Vice President

                                        Lending Offices and Address for Notices:
                                        245 Park Avenue
                                        New York, New York 10167
                                        Attn:  Kathy Hughes
                                        Telephone:  (212) 916-7938
                                        Telecopy:  (212) 916-7837

                                      BANKS:
                                      THE DAIWA BANK, LIMITED



                                      By:_/s/BW Henry__________
                                      Name: BW Henry
                                      Title: VP and Manager

                                      By:_/s/Michael Seligman___
                                      Name: Michael Seligman
                                      Title: Assistant Vice President

                                      Address for Notices:

                                      450 Lexington Avenue
                                      Suite 1700
                                      New York, New York 10017
                                      Attn:  James M. Drum, A.V.P.
                                      Telephone:  (212) 808-2340
                                      Telecopy:  (212) 818-0865

                                      Lending Office:

                                      233 S. Wacker Drive
                                      Chicago, Illinois  60606

                                         BANKS:
                                         THE FUJI BANK, LTD.



                                        By:_/s/Peter L. Chinnici__
                                        Name: Peter L. Chinnici
                                        Title: Joint General Manager

                                        Lending Offices and Address for Notices:
                                        225 W. Wacker Dr.
                                        Suite 2000
                                        Chicago, Illinois 60606
                                        Attn:  James S. Bell, V.P.
                                        Telephone:  (312) 621-0526
                                        Telecopy:  (312) 621-0539

                                      BANKS:
                                      NATIONAL BANK OF CANADA


                                      By: /s/Lori A. Potter_________
                                      Name: Lori A. Potter
                                      Title: AVP


                                      By: /s/Robert G. Uhrig________
                                      Name: Robert G. Uhrig
                                      Title: VP

                                      Lending Offices and Address for Notices:
                                      350 Main Street, Suite 2540
                                      Main Place Tower
                                      Buffalo, New York 14202
                                      Attn:  Lori A. Potter, V.P.
                                      Telephone:  (716) 852-6836
                                      Telecopy:  (716) 852-6832






                                  EXHIBIT 2.02A

                                 REVOLVING NOTE


$[Commitment of Bank X]                                         [DATE]



        SENECA FOODS CORPORATION (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of [BANK X] (the "Bank") at the principal office of The Chase Manhattan Bank, N.A., at 4 Metro Tech Center, 13th Floor, Brooklyn, New York 11245 (the "Agent") , for the account of the appropriate Lending Office of the Bank, the principal sum of ($[Commitment amount of Bank X]) or, if less, the amount loaned by the Bank to the Borrower as Revolving Loans pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

        The date and amount of each type of Revolving Loan made by the Bank to the Borrower under the Credit Agreement referred below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

        This is one of the Notes referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of February __, 1995 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Revolving Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

        The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

        The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

        This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                SENECA FOODS CORPORATION



        By_/s/Devra A. Bevona____
          Name: Devra A. Bevona
           Title:Treasurer

            Amount       Amount of     Balance      Notation
Date      of Loan       Payment    Outstanding       By

                                  EXHIBIT 2.02B

                              COMPETITIVE BID NOTE


                                     [DATE]



        SENECA FOODS CORPORATION (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of [BANK X] (the "Bank") at the principal office of The Chase Manhattan Bank, N.A., at 4 Metro Tech Center, 13th Floor, Brooklyn, New York 11245 (the "Agent") , for the account of the appropriate Lending Office of the Bank, the aggregate unpaid principal amount loaned by the Bank to the Borrower as Competitive Bid Loans pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

        The date and amount of each type of Competitive Bid Loan made by the Bank to the Borrower under the Credit Agreement referred below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

        This is one of the Notes referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of February __, 1995 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Competitive Bid Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

        The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

        The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

        This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                                         SENECA FOODS CORPORATION


                                         By_/s/Devra A. Bevona____
                                         Name: Devra A. Bevona
                                         Title: Treasurer

            Amount       Amount of     Balance      Notation
Date      of Loan       Payment    Outstanding       By

                                  EXHIBIT 2.02C

                                 SWING LINE NOTE


$[Swing Line Commitment of Swing Line Lender]                      [DATE]



        SENECA FOODS CORPORATION (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of The Chase Manhattan Bank, N.A. (the "Bank") at the principal office of The Chase Manhattan Bank, N.A., at 4 Metro Tech Center, 13th Floor, Brooklyn, New York 11245 (the "Agent'), for the account of the appropriate Lending Office of the Bank, the principal sum of ($[Swing Line Commitment amount]) or, if less, the unpaid principal amount loaned by the Bank to the Borrower as Swing Line Loans pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

        The date and amount of each type of Swing Line Loan made by the Bank to the Borrower under the Credit Agreement referred below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

        This is one of the Notes referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of February __, 1995 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Swing Line Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

        The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

        The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

        This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                                         SENECA FOODS CORPORATION


                                         By_/s/Devra A. Bevona____________
                                         Name: Devra A. Bevona
                                         Title:Treasurer

            Amount       Amount of     Balance      Notation
Date      of Loan       Payment    Outstanding       By

                                 EXHIBIT 4.01(b)

                              AUTHORIZATION LETTER


                            __________________, 1995



The Chase Manhattan Bank, N.A., as Agent
4 Chase Metro Tech Center
13th Floor
Brooklyn, New York 11245
Attn:  New York Agency


   Re: Credit Agreement dated as of February __, 1995 (the "Credit Agreement") among Seneca Foods Corporation, the Banks named therein, and The Chase Manhattan Bank, N.A., as Agent for said Banks


Ladies and Gentlemen:

        In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you and the Banks instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess:

           NAME (Typewritten)
           _Devra A. Bevona__________
           _Todd R. Amyot____________
           _Mark B. Falzone_________
           _Jeffrey L. Van Riper_____

        Instructions may be honored on the oral, telephonic or teleprocess instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you and any Bank receiving instructions with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you or such Bank but your and any such Bank's responsibility with respect to any instruction shall not be affected by your or its failure to receive such confirmation or by its contents.

        You and any Bank receiving instructions shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you or it in good faith believe to have been given by any person designated above, and in no event shall you or such Bank be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents and the Banks and their agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents or such Banks or their agents.

        Upon notice to us, you or any Bank may, at your or its option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you or such Bank in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

        We will promptly notify you and each Bank in writing of any change in the persons designated above and, until you and each Bank have actually received such written notice and have had a reasonable opportunity to act upon it, you and each Bank are authorized to act upon instructions, even though the person delivering them may no longer be authorized.



                                            Very truly yours,

                                            SENECA FOODS CORPORATION


                                            By_/s/Kraig H. Kayser_________
                                            Name: Kraig H. Kayser
                                            Title: President and CEO


                                            By_/s/Devra A. Bevona______
                                            Name: Devra A. Bevona
                                            Title: Treasurer

                                 EXHIBIT 4.01(f)

                           OPINION OF BORROWER COUNSEL

                     (Letterhead of counsel to the Borrower)


                                 [Closing Date]





The Chase Manhattan Bank, N.A., As Agent
1 Chase Square
Rochester, New York 14643
Attn:  _________________

And to the Banks listed on Schedule A attached

Ladies and Gentlemen:

        We have acted as counsel to Seneca Foods Corporation (the "Borrower") in connection with the execution and delivery of that certain Credit Agreement (the "Credit Agreement") dated as of [ ] among the Borrower, the Banks signatory thereto and The Chase Manhattan Bank, N.A. as Agent. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement or any agreement delivered thereunder shall have the meanings assigned to them therein.

        In connection with this opinion, we have examined executed copies of the Facility Documents, the Pillsbury Documents, the Insurance Company Loan Documents and such other documents, records, agreements and certificates as we have deemed appropriate. We have also reviewed such matters of law as we have considered relevant for the purpose of this opinion.

        Based upon the foregoing, we are of the opinion that:

        1. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

        2. The execution, delivery and performance by the Borrower of the Facility Documents, the Pillsbury Documents and the Insurance Company Loan Documents have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, other than Liens created pursuant to the Security Agreement, the Pillsbury Documents and the Insurance Company Loan Documents; or
(f) cause the Borrower (or any Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

        3. Each Facility Document is, or when delivered under the Credit Agreement will be, and each Pillsbury Document and each Insurance Company Loan Document is, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

        4. To the best of our knowledge (after due inquiry), there are no pending or threatened actions, suits or proceedings against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or of any such Subsidiary or the ability of the Borrower to perform its obligations under the Facility Documents, the Pillsbury Documents or the Insurance Company Loan Documents.





                                                        Very truly yours,

                                 EXHIBIT 4.01(g)

                   CERTIFICATE RE: INSURANCE COMPANY DOCUMENTS


                             BORROWER'S CERTIFICATE


        Reference is made to the Credit Agreement dated as of February ____ (the "Agreement"), among SENECA FOODS CORPORATION (the "Borrower"), the Banks signatory thereto (the "Banks") and THE CHASE MANHATTAN BANK, N.A. as Agent (the "Agent"). Terms defined in the Agreement are used herein as so defined.

        Pursuant to Paragraph 4.01(g) of the Agreement, the undersigned hereby certifies to the Banks and the Agent that the Insurance Company Loan Documents as defined in the Agreement have been executed and delivered and are in full force and effect and that Borrower has closed the Insurance Company Financing in accordance with the Insurance Company Loan Documents, all advances scheduled to be made on or before the Closing Date having been made.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate on the ____ day of February, 1995.

                            SENECA FOODS CORPORATION

                            _/s/Devra A. Bevona______________
                            By: Devra A. Bevona
                            Treasurer

                                 EXHIBIT 4.01(h)

                          OPINION OF PILLSBURY COUNSEL

                                 EXHIBIT 4.01(j)

                               SECURITY AGREEMENT

                                 EXHIBIT 4.01(k)

                             INTERCREDITOR AGREEMENT

                                 EXHIBIT 4.01(l)

                        PILLSBURY SUBORDINATION AGREEMENT


                              THE PILLSBURY COMPANY
                             200 South Sixth Street
                          Minneapolis, Minnesota 55402

--------------------------------------------------------------------------------




                                                         February __, 1995


The Prudential Insurance Company                  John Hancock Mutual Life
Insurance
  of America                                      Company
c/o Prudential Capital Group                      John Hancock Tower, 50th Floor
One Gateway Center, 11th Floor                    200 Clarendon Street
7-45 Raymond Boulevard West                       Boston, Massachusetts  02117
Newark, New York  07102-5311

The Chase Manhattan Bank, N.A.,
  As Agent for the Banks
One Chase Square
Rochester, New York 14643

Ladies and Gentlemen:

        Reference is made to a certain 8% Secured Nonrecourse Subordinated Promissory Note dated February 1, 1995 executed by Seneca Foods Corporation, as maker, in favor of The Pillsbury Company, as payee (the "Note"). Terms defined in the Note are used herein as so defined.

        The Note contains certain provisions limiting the rights of Pillsbury, as Payee and as a Junior Creditor, under the Note, including, without limitation, (i) certain rights to enforce and to receive payments (including the right to receive principal payments by way of setoff) under the Note and (ii) a certain subordination of the Subordinated Indebtedness to the Senior Indebtedness and of certain rights of the Junior Creditors to those of the Senior Creditors. The Note also contains certain provisions placing or providing for certain acknowledgements, agreements, duties and obligations on Pillsbury, as Payee and as a Junior Creditor, for the benefit of the Senior Creditors, and making the Senior Creditors third party beneficiaries of the terms of the Note.

        Pillsbury   understands  and  acknowledges   that  each  of  the  Senior
Creditors, in entering into the documents and obligations executed and undertaken by them in connection with the Senior Indebtedness, and in advancing funds pursuant thereto, has relied on the provisions of the Note, including those referred to in the preceding paragraph. The purpose of this letter is to affirm and agree directly with each of the Senior Creditors that Pillsbury is subject to, and agrees to be bound by, the provisions of the Note, which provisions are hereby incorporated herein by reference. Further, Pillsbury agrees and represents that such provisions are legal, valid and binding with respect to Pillsbury, and are enforceable against Pillsbury by the Senior Creditors, in accordance with their terms, subject, as to all such provisions except Section 21, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting creditors' or secured creditors' rights, including (without limitation) applicable fraudulent transfer laws, and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

        This letter shall in no way be deemed to amend or otherwise affect the terms of the Note.

        No Senior Creditor, other than the addressees and the Banks for whom Chase acts as Agent Bank, is entitled to rely on this letter until it signs a copy of this letter to agree to the last paragraph hereof.

        Please confirm, by your respective signatures set forth in the blanks provided after the close hereof, that each of Prudential and Hancock, for itself, and Chase, for itself as a Bank and as Agent Bank, and as agent for each of the Banks who are original parties to the Revolver, agrees (i) that it will not accept any pledge or mortgage of, or otherwise use as collateral, any of the Assets, in violation of Section 9(g)(ii) of the Note, or require Debtor to do so, and (ii) that it will not assert any claim to the Assets, any Permitted Proceeds or any Unauthorized Binding Payments that conflicts in any way with the Note, the Security Agreement, any of the Mortgages or the Alliance Agreement.


                                        The Pillsbury Company



                                        By:_/s/Dorsey & Whitney P.L.L.P._____



Agreed as set forth in the last paragraph of the foregoing letter.

The Prudential Insurance Company                   John Hancock Mutual Life
Insurance
of America                                         Company


By:____________________________________
By:___________________________________


The Chase Manhattan Bank, N.A., as Agent for the Banks


By:___________________________________

                                 EXHIBIT 4.01(m)

                              ss. 1111(b) AGREEMENT

                                  EXHIBIT 5.09

                            SUBSIDIARIES OF BORROWER



                       Jurisdiction                               Percentage
Name and Address     of Incorporation                           of Ownership

                                  EXHIBIT 5.10

                               CREDIT ARRANGEMENTS

                                  EXHIBIT 5.12


                               HAZARDOUS MATERIALS

                                  EXHIBIT 5.19

                              PILLSBURY AGREEMENTS

                                 EXHIBIT 6.08(l)

                      [FORM OF BORROWING BASE CERTIFICATE]


                           BORROWING BASE CERTIFICATE


                        Month end _________________, 199_


        Reference is made to the Credit Agreement dated as of ____________, 1995 (as the same may be modified and supplemented and in effect from time to time, the "Credit Agreement"), between Seneca Foods Corporation (the "Company"), the Banks named therein and The Chase Manhattan Bank, N.A., as agent for said Banks. Terms defined in the Credit Agreement are used herein as defined therein.

        Pursuant to Section 6.08(m) of the Credit Agreement, the undersigned, a Financial Officer of the Company, hereby certifies that, to the best of [his/her] knowledge, attached hereto as Annex 1 is a true and accurate calculation of the Borrowing Base as at _______________, 199_ determined in accordance with the requirements of the Credit Agreement.

        All Eligible Inventory covered by this Certificate has been produced in compliance with all applicable laws, including, without limitation, the minimum wage and overtime requirements of the Fair Labor Standards Act of 1938, as amended.

        IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the ____ day of ______________, 199_.



                                                   -------------------------


                                                   By:______________________

                                                 Title:_____________________

                                     ANNEX 1

                            Seneca Foods Corporation
                           Borrowing Base Certificate
                                 (000's omitted)



Eligible Receivables
        Beginning balance period ended
        ____________, 199_                                         ________

Plus:  total sales for period                                      ________
Less:  total cash receipts for period                              ________
Less:  receivables unpaid over 120 days
           from invoice date and not already
           reserved against                                        ________

        total other adjustments for period
           (+/-)                                                   --------

Eligible Receivables
        Ending balance period ended
        ______________, 199_                                       ________

Total Eligible Receivables                                         ________



EligibleInventory at lower of cost or market in accordance with GAAP, except that cost shall be determined on a a first-in-first-out basis:

Beginning period Inventory Balance
        _____________, 199_                                          ________

Ending period Inventory Balance
        _____________, 199_                                          ________

Total Eligible Inventory                                             ________



Borrowing Base - the sum of

70% of Eligible Receivables                                          ________

Plus:      40% of Eligible Inventory                                 ________

Borrowing Base:                                                    ___________



Loan Balance Period begin
        ____________, 199_                                           ________
           Advances for period                                       ________
           Reductions for period                                     ________
           Other Adjustments (+/-)                                   ________

Loan Balance Period end
        ____________, 199_                                           ________



Availability (overadvanced)                                          ________

                                 EXHIBIT 7.03(k)

                                 EXISTING LIENS

                                  EXHIBIT 7.06

                                 SALEABLE ASSETS












                                 AMENDMENT NO. 1

                             DATED AS OF MAY 1, 1995

                                       TO

                 CREDIT AGREEMENT DATED AS OF FEBRUARY 23, 1995

                                      AMONG

                            SENECA FOODS CORPORATION,

                           THE BANKS SIGNATORY THERETO

                                       AND

           THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) , AS AGENT

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT


         AGREEMENT dated as of May 1, 1995 among SENECA FOODS CORPORATION (the "Borrower"), each of the Banks which is a party to the Credit Agreement as defined below (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").
         WHEREAS, the parties have entered into a Credit Agreement dated as of February 23, 1995 (the "Credit Agreement"); and
         WHEREAS, the parties wish to amend the Credit Agreement as more fully set forth below.
         NOW, THEREFORE, the parties agree as follows:
                  Definitions. Except as otherwise set forth herein, as used in this Amendment No. 1, the terms defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.
                  Amendments. The Credit Agreement is hereby amended as set forth below:
                  2.1      Definitions.  The following definition is added to
  Section 1.01 of the Credit Agreement:
                       "Amendment No. 1" shall mean Amendment No. 1 dated as of
                  May 1, 1995 to Credit Agreement dated as of February 23, 1995.
                  2.2 Definition of Facility Documents. The definition of "Facility Documents" set forth in Section 1.01 is amended to read as follows:
                                    "Facility  Documents"  means this Agreement,
                           the Notes, the Security Agreement, the Intercreditor Agreement, the Pillsbury Subordination Agreement, the ss. 1111(b) Agreement, the Consent and Agreement, the Authorization Letter, Amendment No. 1 and any amendments to any of the foregoing that may hereafter be executed from time to time.
                  2.3 30% Stock Ownership. Section 9.01(i) is amended to read as follows:
                           -------------------   ---------------

                                    (i) Any Person or two or more Persons acting
                           in concert (other than the Wolcott or Kayser families) shall have acquired beneficial ownership (within the meaning of Rule 13d- 3 of the Securities and Exchange Commission under the

                           Securities Exchange Act of 1934) of capital stock possessing either (x) 30% or more of the total number of votes which Borrower's shareholders shall be entitled to cast on matters submitted to such shareholders or (xx) the right to elect 30% or more of Borrower's board of directors; or (ii) during any period of twelve (12) consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12 month period were directors of the Borrower cease for any reason to constitute a majority of the Board of Directors of the Borrower; or
                  2.4 Schedule 5.10 - Outstanding Liens. The following shall be added to the Attachment to Schedule 5.10 of the Credit Agreement, on page 2 at the end thereof:
Wisconsin
1. A UCC-1 Financing Statement for the benefit of Signode Corporation, 3610 West Lake Avenue, Glenview, Illinois 60025, covering inventory of Signode Corporation plastic packaging strapping now or hereafter on the premises of the Borrower, or on consignment to the Borrower, at Borrower's plant in Baraboo, Wisconsin.
                 Representations and Warranties. Borrower hereby represents and warrants to the Banks that:
                  3.1 Corporate Power and Authority: No Conflicts. The execution, delivery and performance by the Borrower of this Amendment No. 1 have been duly authorized by all necessary corporate action and do not and will not:
(a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of a Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower (or any Significant Subsidiary or Affiliate, as the case may be), to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.
              3.2 Legally Enforceable Agreement. This Amendment No. 1 is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement might be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.
          3.3      No Default.
                   ----------
On and as of the date of this Amendment No. 1, and after giving effect to this Amendment No. 1, no event has occurred and is continuing which constitutes a Default or Event of Default.
             Effectiveness. This Amendment No. 1 shall be of no force or effect unless and until all of the following conditions are met:
           4.1 Counterparts. The receipt by the Borrower and the Agent of counterparts of this Amendment No. 1 duly executed by the Borrower, the Agent, and the Required Banks.
           4.2 Resolutions. The Agent shall have received certified copies of the resolutions of the board of directors of the Borrower, in form and content reasonably satisfactory to the Agent, authorizing the execution, delivery and performance of this Amendment No. 1.
                  4.3 Opinion. The Agent, on behalf of the Banks, shall have received an opinion of Jaeckle, Flesichmann & Mugel, counsel for the Borrower, to the effect that the execution, delivery and performance of this Amendment No. 1 have been duly and validly authorized on behalf of the Borrower.
                  Miscellaneous. Except as expressly provided in this Amendment No. 1, the Credit Agreement shall remain unchanged and in full force and effect, except that each reference in the Credit Agreement, in the Notes, and in any of the other Facility Documents, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Credit Agreement or the other Facility Documents, to the "Credit Agreement", "this
Agreement", "hereof", "herein" and similar terms referring to the Credit Agreement, shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 1.

         This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.
         The section headings in this Amendment No. 1 are inserted for convenience only and shall not be a part of this instrument.
         This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.


SIGNATURE PAGES TO FOLLOW.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed as of the date first above written.


                                          SENECA FOODS CORPORATION


                                          By__/s/Devra A. Bevona_________
                                          Name: Devra A. Bevona
                                          Title:Treasurer

                                        AGENT:
                                        THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION)


                                         By_/s/Diana Lauria_________
                                         Name: Diana Lauria
                                         Title:Vice President

                                         BANKS:
                                         THE CHASE MANHATTAN BANK
                                         (NATIONAL ASSOCIATION)


                                          By_/s/Diana Lauria_________
                                          Name: Diana Lauria
                                          Title:Vice President

                                        BANKS:
                                        FLEET BANK


                                        By:_______________________
                                        Name:
                                        Title:

                                       BANKS:
                                       MANUFACTURERS & TRADERS TRUST COMPANY


                                       By:_/s/William E. Holston____
                                       Name: William E. Holston
                                       Title: Vice President

                                       BANKS:
                                       CHEMICAL BANK


                                       By:/s/Philip M. Hendrix___
                                       Name: Philip M. Hendrix
                                       Title: Vice President

                                    BANKS:
                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By:/s/Mark A. Compellone_________
                                    Name: Mark A. Compellone
                                    Title: Vice President


                                    CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                    By:/s/Mark A. Compellone_________
                                    Name: Mark A. Compellone
                                    Title: Vice President

                                      BANKS:
                                      HARRIS TRUST AND SAVINGS BANK


                                      By:_/s/Mary L. Burke________________
                                      Name: Mary L. Burke
                                      Title: VP

                                       BANKS:
                                       NATWEST BANK N.A.


                                       By:_/s/Michael M. Dwyer____
                                       Name: Michael M. Dwyer
                                       Title:Vice President

                                       BANKS:
                                       RABOBANK NEDERLAND



                                       By:_/s/R.J. Beard___________
                                       Name: R.J. Beard
                                       Title: V.P.


                                       By:_/s/ W. Jeffrey Vollack _____
                                       Name: W. Jeffrey Vollack
                                       Title: Vice President

                                       BANKS:
                                       THE DAIWA BANK, LIMITED


                                       By:/s/James Drum_____________
                                       Name: James Drum
                                       Title: Assistant Vice President



                                       By:/s/Brian M. Smith______
                                       Name: Brian M. Smith
                                       Title:Senior Vice President

                                            BANKS:
                                            THE FUJI BANK, LIMITED



                                            By:_/s/Peter L. Chinnici__
                                            Name: Peter L. Chinnici
                                            Title: Joint General Manager

                                           BANKS:
                                           NATIONAL BANK OF CANADA



                                           By:/s/Lori A. Potter___
                                           Name: Lori A. Potter
                                           Title: Asst. Vice President



                                           By:/s/Robert R. Uhrig_____
                                           Name: Robert R. Uhrig
                                           Title: Vice President

                                 AMENDMENT NO. 2

                          DATED AS OF NOVEMBER 13, 1995

                                       TO

                 CREDIT AGREEMENT DATED AS OF FEBRUARY 23, 1995

                                      AMONG

                            SENECA FOODS CORPORATION,

                           THE BANKS SIGNATORY THERETO

                                       AND

           THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) , AS AGENT

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT


         AGREEMENT dated as of November 13, 1995 among SENECA FOODS CORPORATION (the "Borrower"), each of the Banks which is a party to the Credit Agreement as defined below (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").
                                                          R E C I T A L S
         R.1 The parties have entered into a Credit Agreement dated as of February 23, 1995 and Amendment No. 1 thereto, dated as of May 1, 1995, (as so amended, the "Credit Agreement"); and
         R.2 By letter dated August 7, 1995, the Borrower notified the Agent, which in turn notified each of the Banks, that as of June 30, 1995, the Borrower was not in compliance with the financial covenants contained in Sections 8.01 and 8.06 of the Credit Agreement as a result of (i) delays by The Pillsbury Company ("Pillsbury") in purchasing from the Borrower product which Pillsbury was bound to purchase pursuant to the Pillsbury Alliance Agreement, as such term is defined in the Credit Agreement, and (ii) acceleration of Borrower's capital expenditure program so that all plants would be operational by the time 1995 crops became available for harvesting; and
         R.3 Borrower believes that it has received satisfactory assurances from Pillsbury that it will purchase all products as agreed, but on a different schedule than had originally been agreed by Pillsbury; and
         R.4 By a memorandum dated October 26, 1995, Borrower informed the Banks that it intends to record a loss in the Fiscal Quarter ended September 30, 1995 as a result of a combination of certain unusual and non-recurring costs in its Eastern Division related to capital projects necessitated by the Pillsbury Alliance Agreement and to severe drought conditions suffered in New York State during the entire summer of 1995; and
         R.5 Borrower has represented to the Banks that, as a result of the matters referred to in Recitals R.2 and R.4, as of September 30, 1995, it was not in compliance with the financial covenants contained in Sections 8.01, 8.02 and 8.04 through 8.06 of the Credit Agreement; and
         R.6 Borrower has informed the Banks that, as a result of the circumstances referred to in Recitals R.2, R.4 and R.5 above, as of June 30, 1995 and September 30, 1995 it was not in compliance with certain financial covenants set forth in (i) the Insurance Company Note Agreement, as such term is defined in the Credit Agreement, but that such non-compliance has been waived in writing by the "Purchasers" thereunder, (copies of which waivers are attached hereto as Exhibit R.6), and (ii) the "ABN Reimbursement Agreements", as defined below, between the Borrower and ABN AMRO Bank N. V. ("ABN"), related to letters of credit issued by ABN for the account of the Borrower, and that ABN has indicated to Borrower that it intends to waive such non-compliance in writing; and
         R.7 Since receiving the Borrower's August 7, 1995 letter referred to in Recital R.2, although not obligated to do so, each Bank continued to make Loans to the Borrower, as requested by Borrower, without waiving any of the Borrower's failures to comply with the Credit Agreement, the Insurance Company Note Agreement or the ABN AMRO Reimbursement Agreements as described above. However, the making of each such advance by each Bank constituted an unwritten waiver by such Bank of the Borrower's failure to meet the conditions to such advance (but not the conditions to any future advances) set forth in Sections 4.01(a) and
4.03 of the Credit Agreement, but only to the extent that such failure resulted from the Borrower's above described non-compliance with the Credit Agreement, the Insurance Company Note Agreement and the ABN Reimbursement Agreements; and
         R.8 The parties wish to amend the Credit Agreement, and the Banks wish to grant the consents and waivers, on the terms and conditions set forth below.
         NOW, THEREFORE, the parties agree as follows:
             Definitions. Except as otherwise set forth herein, as used in this Amendment No. 2, the terms defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.
           Amendments. The Credit Agreement is hereby amended as set forth below:
           2.1      Definitions.  The following definitions are added to Section
1.01 of the Credit Agreement:
                "ABN  Reimbursement Agreements" shall mean the following
                 Reimbursement Agreements between Borrower and ABN AMRO Bank N.
                 V.: Wayne County Industrial Development Agency Industrial Development Refunding Revenue Bonds (Seneca Foods Corporation Project) Series 1992; Ontario County Industrial Development Agency Industrial Development Refunding Revenue Bonds (Seneca

                  Foods Corporation Project) Series 1992; City of Janesville, Wisconsin Industrial Development Agency
                  Industrial   Development   Refunding   Revenue  Bonds
                  (Seneca Foods Corporation  Project) Series 1992; City
                  of Rochester, Minnesota Industrial Development Agency
                  Industrial   Development   Refunding   Revenue  Bonds
                  (Seneca Foods Corporation Project) Series 1992; all as amended by Amendment No. 1 to each such Agreement. "Amendment No. 2" shall mean Amendment No. 2 dated as of November 13, 1995 to Credit Agreement dated as of February 23, 1995.

                  2.2 Definitions - Borrowing Base. Effective June 30, 1995, the definition of Borrowing Base in Section 1.01 is amended to read as follows:

                  "Borrowing Base" shall mean, as at any date, the sum of (a) 70% of the aggregate amount of Eligible Receivables at said date plus
         (b) 40% of the aggregate value of Eligible Inventory at said date, provided, that prior to December 31, 1995, the Eligible Inventory percentage shall be 45%. The "value" of Eligible Inventory shall be determined at the lower of cost or market in accordance with GAAP, except that cost shall be determined on a first-in-first-out basis.

                  2.3 Competitive Bid Loans. The following Subsection (g) is added to Section 2.13:

                                    (g) The foregoing provisions of this Section
                  2.13 to the contrary notwithstanding, the Borrower is prohibited from making any Borrowings of Competitive Bid Loans from and including November 1, 1995 through March 31, 1996.


                  2.4 Pricing Grid. Note (2) to Exhibit 1.01, Pricing Grid, is deleted and of no further force or effect, the words "Subject to Note 2 above" shall be stricken from the existing Note 3 to such Exhibit 1.01, so that such Note begins with the words "For each day", and such Note 3 shall be renumbered as Note 2.

         3. Banks' Waivers. In reliance on the representations and warranties set forth in Section 4.4 of this Amendment No. 2, each of the Banks waives,
(i) as of the respective effective dates set forth below, Borrower's non-compliance with the Credit Agreement provisions set forth below and (ii) as of each such effective date, the Events of Default under Section 9.01(d)(ii) of the Credit Agreement that may have resulted from the Borrower's non-compliance with any financial covenants under the Insurance Company Note Agreement and the ABN Reimbursement Agreements that are comparable to those referred to below, and from any cross default provisions of the Insurance Company Note Agreement and the ABN Reimbursement Agreements that might have been violated by reason of Borrower's non-compliance with the below listed Credit Agreement provisions.
             3.1   June 30, 1995 Covenants.  Sections 8.01 and 8.06, effective
                   ------------------------  ----------------------
June 30, 1995; and
             3.2 September 30, 1995 Covenants. Sections 8.01, 8.02 and 8.04 through 8.06, effective September 30, 1995.

         4. Representations and Warranties. Borrower hereby represents and warrants to the Banks that:
                  4.1 Corporate Power and Authority: No Conflicts. The execution, delivery and performance by the Borrower of this Amendment No. 2 have been duly authorized by all necessary corporate action and do not and will not:
(a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates (other than any appropriate disclosure required to be contained in periodic reports to be filed by the Borrower pursuant to the Securities and Exchange Act of 1934 and applicable regulations thereunder); (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of a Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower (or any Significant Subsidiary or Affiliate, as the case may be), to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          4.2 Legally Enforceable Agreement. Each of this Amendment No. 2, and the Agreement as amended by Amendment No. 2, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement might be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.
          4.3 No Default. On and as of the date of this Amendment No. 2, and after giving effect to this Amendment No. 2, no event has occurred and is continuing which constitutes a Default or Event of Default.
                  4.4 Causes of Covenant Non-Compliance. The August 7, 1995 letter referred to in Recital R.2 and the October 26, 1995 memorandum referred to in Recital R.4 of this Amendment No. 2 each sets forth a complete and accurate description of the material purported to be described therein; neither omits to set forth any statement necessary to make the statements contained therein not misleading; and the two together completely and accurately describe the reasons for Borrower's failures to comply with the financial covenants that are enumerated in Sections 3.1 and 3.2 of this Amendment No. 2.
         5. Effectiveness. This Amendment No. 2 shall be of no force or effect unless and until the Borrower and the Agent have each received (i) counterparts of this Amendment No. 2 duly executed by the Borrower, the Agent, and the Required Banks, and (ii) the executed written waiver of ABN described in Recital R.7 of this Amendment No. 2, in form and content satisfactory to both the Borrower and the Agent.
         6. Pillsbury Note Amendment. Each Bank, by its signature below, hereby consents to the amendments to the Pillsbury Note effected pursuant to the September 28, 1995 agreement between Pillsbury and Borrower, a copy of which is attached as Exhibit 6 to this Amendment No.2.
         7. Agent's Expenses. Borrower agrees to pay the Agent for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for the Agent and costs allocated by its internal legal department) incurred by the Agent in connection with the negotiation, preparation and execution of this Amendment No. 2 and the documents executed in connection herewith.
         8. Miscellaneous. Except as expressly provided in this Amendment No. 2, the Credit Agreement shall remain unchanged and in full force and effect, except that each reference in the Credit Agreement, in the Notes, and in any of the other Facility Documents, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Credit Agreement or the other Facility Documents, to the "Credit Agreement", "this Agreement", "hereof", "herein" and similar terms referring to the Credit Agreement, shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 2.
         This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York.
         The section headings in this Amendment No. 2 are inserted for convenience only and shall not be a part of this instrument.
         This Amendment No. 2 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

SIGNATURE PAGES TO FOLLOW.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed as of the date first above written.


                                       SENECA FOODS CORPORATION


                                       By_/s/Devra A. Bevona______
                                       Name: Devra A. Bevona
                                       Title: Treasurer

                                        AGENT:
                                        THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION)


                                        By_/s/Diana Lauria_________
                                        Name: Diana Lauria
                                        Title:Vice President

                                       BANKS:
                                       THE CHASE MANHATTAN BANK
                                       (NATIONAL ASSOCIATION)



                                       By_/s/Diana Lauria_________
                                       Name: Diana Lauria
                                       Title:Vice President

                                      BANKS:
                                      FLEET BANK


                                      By:/s/Jeffery S. Holmes________
                                      Name: Jeffery S. Holmes
                                      Title: Vice President

                                    BANKS:
                                    MANUFACTURERS & TRADERS TRUST COMPANY


                                    By:/s/William E. Holston__________
                                    Name: William E. Holston
                                    Title: Vice President

                                            BANKS:
                                            CHEMICAL BANK


                                            By:_______________________
                                            Name:
                                            Title:

                                        BANKS:
                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By: /s/Mary E. Collier_________
                                        Name: Mary E. Collier
                                        Title: Vice President


                                        CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                        By:_ /s/Mary E. Collier __________
                                        Name: Mary E. Collier
                                        Title: Authorized Signature

                                           BANKS:
                                           HARRIS TRUST AND SAVINGS BANK


                                           By:_/s/Mary L. Burke__________
                                           Name: Mary L. Burke
                                           Title: Vice President

                                            BANKS:
                                            NATWEST BANK N.A.


                                            By:_______________________
                                            Name:
                                            Title:

                                           BANKS:
                                           RABOBANK NEDERLAND



                                           By:/s/John W. Ball_________
                                           Name: John W. Ball
                                           Title: Vice President


                                           By:/s/Barbara A. Hyland_
                                           Name: Barbara A. Hyland
                                           Title: Senior Vice President

                                           BANKS:
                                           THE DAIWA BANK, LIMITED



                                           By:/s/William N. Paty_____
                                           Name: William N. Paty
                                           Title: Vice President & Manager



                                            By:/s/J. Drum____________
                                            Name: J. Drum
                                            Title: Vice President N.Y. Office

                                              BANKS:
                                              THE FUJI BANK, LIMITED



                                              By:/s/Peter L. Chinnici_
                                              Name: Peter L. Chinnici
                                              Title: Joint General Manager

                                               BANKS:
                                               NATIONAL BANK OF CANADA



                                               By:_______________________
                                               Name:
                                               Title:



                                               By:_______________________
                                               Name:
                                               Title:

                                 AMENDMENT NO. 3

                          DATED AS OF DECEMBER 28, 1995

                                       TO

                 CREDIT AGREEMENT DATED AS OF FEBRUARY 23, 1995

                                      AMONG

                            SENECA FOODS CORPORATION,

                           THE BANKS SIGNATORY THERETO

                                       AND

           THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) , AS AGENT

                       AMENDMENT NO. 3 TO CREDIT AGREEMENT


         AGREEMENT dated as of December 28, 1995 among SENECA FOODS CORPORATION (the "Borrower"), each of the Banks which is a party to the Credit Agreement as defined below (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").
                                 R E C I T A L S
         R.1 The  parties  have  entered  into a  Credit  Agreement  dated as of
February 23, 1995, Amendment No. 1 thereto, dated as of May 1, 1995, and Amendment No. 2 thereto, dated as of November 13, 1995 (as so amended, the "Credit Agreement"); and
         R.2 By letter dated August 7, 1995, the Borrower notified the Agent, which in turn notified each of the Banks, that as of June 30, 1995, the Borrower was not in compliance with the financial covenants contained in Sections 8.01 and 8.06 of the Credit Agreement (as then in effect) as a result of (i) delays by The Pillsbury Company ("Pillsbury") in purchasing from the Borrower product which Pillsbury was bound to purchase pursuant to the Pillsbury Alliance Agreement, as such term is defined in the Credit Agreement, and (ii) acceleration of Borrower's capital expenditure program so that all plants would be operational by the time 1995 crops became available for harvesting; and
         R.3 Borrower believes that it has received satisfactory assurances from Pillsbury that it will purchase all products as agreed, but on a different schedule than had originally been agreed by Pillsbury; and
         R.4 By a memorandum dated October 26, 1995, Borrower informed the Banks that the loss recorded by Borrower in the Fiscal Quarter ended September 30, 1995 resulted from a combination of certain unusual and non-recurring costs in its Eastern Division related to capital projects necessitated by the Pillsbury Alliance Agreement and to severe drought conditions suffered in New York State during the entire summer of 1995; and
         R.5 Prior to the execution of Amendment No.2, Borrower informed the Banks that, as a result of the matters referred to in Recitals R.2 and R.4, as of September 30, 1995, it was not in compliance with the financial covenants contained in Sections 8.01, 8.02 and 8.04 through 8.06 of the Credit Agreement; and
         R.6 In connection with the execution of Amendment No.2, Borrower informed the Banks that, as a result of the circumstances referred to in

Recitals R.2, R.4 and R.5 above, as of June 30, 1995 and September 30, 1995 it was not in compliance with certain financial covenants set forth in (i) the Insurance Company Note Agreement, as such term is defined in the Credit Agreement, but that such non-compliance was waived in writing by the "Purchasers" thereunder, and (ii) the "ABN Reimbursement Agreements", as defined in Amendment No. 2, between the Borrower and ABN AMRO Bank N. V. ("ABN"), related to letters of credit issued by ABN for the account of the Borrower, and that ABN had waived such non-compliance in writing; and
         R.7 Pursuant to Amendment No. 2, in addition to the Borrower and the Banks effecting certain amendments to the Credit Agreement, the Banks waived conditionally Borrower's non-compliance as of June 30, 1995 and September 30, 1995 with certain provisions of Articles 8 and 9 of the Credit Agreement; and
         R.8 The Borrower has informed the Banks that, as a result of the matters referred to in Recitals R.2 and R.4, it expects to be unable to comply with certain of the requirements of Article 8 as of December 31, 1995 and as of the end of subsequent Fiscal Quarters, and the parties desire to amend Article 8 in order to establish financial requirements that are more consistent with the Borrower's projections; and
         R.9 The parties wish to amend the Credit Agreement in order to provide for such requirements, and for certain other matters, on the terms and conditions set forth below.
         NOW, THEREFORE, the parties agree as follows:
            Definitions. Except as otherwise set forth herein, as used in this Amendment No. 3, the terms defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.
             Amendments.  The Credit Agreement is hereby amended as set forth below:
             2.1      Definitions.  The following definition is added to Section
1.01 of the Credit Agreement:



             "Amendment No. 3" shall mean Amendment No. 3 dated as of December , 1995 to Credit Agreement dated as of February 23, 1995.

         2.2 Definitions - Borrowing Base. The definition of Borrowing Base in Section 1.01 is amended to read as follows:

                  "Borrowing Base" shall mean, as at any date, the sum of (a) 70% of the aggregate amount of Eligible Receivables at said date plus
         (b) 40% of the aggregate value of Eligible Inventory at said date, provided, that during the Fiscal Quarters ending December 31, 1995 and December 31, 1996, the Eligible Inventory percentage shall be 45%. The "value" of Eligible Inventory shall be determined at the lower of cost or market in accordance with GAAP, except that cost shall be determined on a first-in-first-out basis.

         2.3 Definitions- Current Liabilities. The definition of Current Liabilities is amended to read as follows:


                  "Current Liabilities" means all liabilities of the Borrower treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and (b) installment and sinking fund payments required to be made within one year after the date on which the determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of the Borrower to a date more than one year from the date of determination; provided, however, that Current Liabilities shall include the outstanding principal balance of all Loans.

         2.4 Competitive Bid Loans. Subsection (g) of Section 2.13 is hereby amended to read as follows:

                  (g) The foregoing provisions of this Section 2.13 to the contrary notwithstanding, the Borrower is prohibited from making any Borrowings of Competitive Bid Loans from and including November 1, 1995 through and including September 30, 1996. The Borrower and the Banks agree that, during the existence of any Default or Event of Default by reason of any failure by Borrower to comply with Article 8, the Borrower will not request, and no Bank will extend, any Borrowing of a Competitive Bid Loan.

         2.5 Segment Financial Information. The following paragraph (m) is added to Section 6.08, and the present paragraph (m) is redesignated as paragraph (n).

         (m) Within 10 days after the date as of which financial information is required to be delivered pursuant to Section 6.08 (a) and (b), a report as of the end of the Fiscal Quarter covered by such financial information setting forth Borrower's sales, for such Fiscal Quarter and for the current year to date, and inventory, as of the end of such Fiscal Quarter, separately for all of its Green Giant brand products and for all other products.

         2.6      Acquisitions.  Section 7.10 is amended to read as follows:
                           -------------  ------------

        Section 7.10. Acquisitions. Without the prior written consent of the Required Banks, which consent may not be unreasonably withheld, make any Acquisition.

                  "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation other than the Borrower or any corporation which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any corporation a Subsidiary of the Borrower, or causes any such corporation to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any corporation.

         2.7      Financial Covenants.  Article 8 is amended to read as follows:
                           -------------------   ---------

                         ARTICLE 8. FINANCIAL COVENANTS

         So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement:

                  Section 8.01. Minimum Working Capital. The Borrower shall maintain at the end of each Fiscal Quarter an excess of Consolidated Current Assets over Consolidated Current Liabilities of not less than $80,000,000, for all Fiscal Quarters beginning with the Fiscal Quarter ended 12/31/95 and ending with the Fiscal Quarter ending 12/31/96, and $90,000,000 thereafter.

                  Section 8.02. Minimum Tangible Net Worth. The Borrower shall maintain at the end of each Fiscal Quarter a Consolidated Tangible Net Worth of not less than the amount set forth in the following table:

                Fiscal Quarter Ended                                  Amount

                           12/31/95                                $75,000,000
                           03/31/96                                $75,000,000
                           06/30/96                                $75,000,000
                           09/30/96                                $75,000,000
                           12/31/96                                $78,000,000
                           03/31/97                                $82,000,000
                           06/30/97                                $82,000,000
                           09/30/97                                $86,000,000
                           12/31/97                                $86,000,000
                           03/31/98                                $90,000,000

         Section 8.03. Current Ratio. The Borrower shall maintain at the end of each Fiscal Quarter a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than that set forth in the following table:

                  Fiscal Quarter Ended                                  Ratio

                           12/31/95                                     1.25:1
                           03/31/96                                     1.50:1
                           06/30/96                                     1.50:1
                           09/30/96                                     1.25:1
                           12/31/96                                     1.25:1
                           03/31/97                                     1.50:1
                           06/30/97                                     1.50:1
                           09/30/97                                     1.25:1
                           12/31/97                                     1.25:1
                           03/31/98                                     1.50:1

         Section 8.04. Leverage Ratio. The Borrower shall maintain at the end of each Fiscal Quarter a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of not greater than that set forth in the following table:

         Fiscal Quarter Ended                                            Ratio

                  12/31/95                                              5.50:1
                  03/31/96                                              5.50:1
                  06/30/96                                              5.25:1
                  09/30/96                                              7.00:1
                  12/31/96                                              5.50:1
                  03/31/97                                              4.75:1
                  06/30/97                                              4.75:1
                  09/30/97                                              6.00:1
                  12/31/97                                              4.75:1
                  03/31/98                                              4.00:1

         Section 8.05. Interest Coverage Ratio. The Borrower shall maintain as of the end of each Fiscal Quarter, for the four Fiscal Quarter period then ended, a ratio of Operating Cash Flow to Interest Expense of not less than that set forth in the following table:

         Fiscal Quarter Ended                                            Ratio

                  12/31/95                                              1.50:1
                  03/31/96                                              1.50:1
                  06/30/96                                              1.60:1
                  09/30/96                                              1.75:1
                  12/31/96                                              1.85:1
                  03/31/97                                              2.00:1
                  06/30/97                                              2.00:1
                  09/30/97                                              2.00:1
                  12/31/97                                              2.00:1
                  03/31/98                                              2.00:1

         Section 8.06. Consolidated Funded Debt Coverage. The Borrower shall maintain at the end of each Fiscal Quarter, for the four Fiscal Quarter period then ended, a ratio of "Average Consolidated Funded Debt" to Operating Cash Flow of not more than that set forth in the following table. For the purposes of this paragraph, Average Consolidated Funded Debt shall mean the average amount of Consolidated Funded Debt outstanding at the end of each of the four Fiscal Quarters comprising such period.

         Fiscal Quarter Ended                                            Ratio

                  12/31/95                                              6.00:1
                  03/31/96                                              6.25:1
                  06/30/96                                              6.25:1
                  09/30/96                                              6.25:1
                  12/31/96                                              6.00:1
                  03/31/97                                              5.75:1
                  06/30/97                                              5.00:1
                  09/30/97                                              5.00:1
                  12/31/97                                              5.00:1
                  03/31/98                                              5.00:1



         3. Amendment of Insurance Company Note Agreement and ABN Reimbursement Agreements. Borrower agrees that it will use its best efforts to amend the financial covenants set forth in the Insurance Company Note Agreement and the ABN Reimbursement Agreements on or before February 28, 1996. Borrower further agrees that if such an amendment does not become effective on or before such date, containing such terms as may be satisfactory to the Required Banks, then Article 8 of the Credit Agreement, as amended by this Amendment No. 3, shall automatically be further amended, effective February 28, 1996, so that the provisions of Section 2.7 of this Amendment No.3 are terminated and of no further force or effect. Borrower understands that the Banks will consider unsatisfactory any amendment to the Insurance Company Note Agreement that requires payment(s) of principal prior to the presently scheduled payment dates, and that describing this one consideration herein does not in any way limit the discretion of the Banks, or the factors the Banks may consider, in determining whether any such amendment is satisfactory.
         4. Representations and Warranties. Borrower hereby represents and warrants to the Banks that:
                  4.1 Corporate Power and Authority: No Conflicts. The execution, delivery and performance by the Borrower of this Amendment No. 3 have been duly authorized by all necessary corporate action and do not and will not:
(a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates (other than any appropriate disclosure required to be contained in periodic reports to be filed by the Borrower pursuant to the Securities and Exchange Act of 1934 and applicable regulations thereunder); (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of a Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower (or any Significant Subsidiary or Affiliate, as the case may be), to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.
          4.2 Legally Enforceable Agreement. Each of this Amendment No. 3, and the Credit Agreement as amended by Amendment No. 3, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement might be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.
          4.3 No Default. On and as of the date of this Amendment No. 3, and after giving effect to this Amendment No. 3, no event has occurred and is continuing which constitutes a Default or Event of Default.
                  4.4 Causes of Covenant Non-Compliance. The August 7, 1995 letter referred to in Recital R.2 and the October 26, 1995 memorandum referred to in Recital R.4 of this Amendment No. 3 each sets forth a complete and accurate description of the material purported to be described therein; neither omits to set forth any statement necessary to make the statements contained therein not misleading; and the two together completely and accurately describe the reasons for Borrower's projected inability to comply with the financial covenants presently contained in Article 8, as described in Recital R.8 of this Amendment No. 3.
         5. Banks' Waivers. In reliance on the representations and warranties set forth in Section 4 of this Amendment No. 3, each of the Banks waives any Defaults or Events of Default under Section 9.01(d)(ii) of the Credit Agreement that may be based on the lenders under the Insurance Company Note Agreement or ABN having the right to accelerate Borrower's obligations under the Insurance Company Note Agreement or the ABN Reimbursement Agreements, as the case may be, as a result of the Borrower's non-compliance as of December 31, 1995 with the financial covenants under the Insurance Company Note Agreement or the ABN Reimbursement Agreements; provided, that (i) this waiver shall not apply to any such financial covenants as they may be amended after the date hereof, (ii) this waiver shall cease to be of any force or effect on February 28, 1996, if the amendments contemplated in Section 3 of this Amendment No. 3 have not become effective containing terms that are satisfactory to the Required Banks, and
(iii) this waiver shall not apply to any Default or Event of Default that is based on the actual acceleration of any such obligations or to any Default or Event of Default other than any such lender's having the right to accelerate as described above.
         6. Effectiveness. This Amendment No. 3 shall be of no force or effect unless and until all of the following conditions are met:
         6.1 Counterparts. The Borrower and the Agent have each received counterparts of this Amendment No. 3 duly executed by the Borrower, the Agent, and the Required Banks.
         6.2 Resolutions. The Agent shall have received certified copies of the resolutions of the board of directors of the Borrower, in form and content reasonably satisfactory to the Agent, authorizing the execution, delivery and performance of this Amendment No. 3.
                  6.3 Opinion. The Agent, on behalf of the Banks, shall have received an opinion of Jaeckle, Flesichmann & Mugel, counsel for the Borrower, to the effect that the execution, delivery and performance of this Amendment No. 3 have been duly and validly authorized on behalf of the Borrower and do not conflict with any legal or contractual provision or restriction applicable to Borrower or to any of its property, and that this Amendment No. 3, and the Credit Agreement as amended hereby, are enforceable against Borrower.
                  6.4 Amendment Fee. The Agent shall have received from the Borrower for the account of each Bank, an amendment fee in the amount of 1/8 of 1% of each Bank's Commitment.
         7. Agent's Expenses. Borrower agrees to pay the Agent for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for the Agent and costs allocated by its internal legal department) incurred by the Agent in connection with the negotiation, preparation and execution of this Amendment No. 3 and the documents executed in connection herewith.
         8. Miscellaneous. Except as expressly provided in this Amendment No. 3, the Credit Agreement shall remain unchanged and in full force and effect, except that each reference in the Credit Agreement, in the Notes, and in any of the other Facility Documents, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Credit Agreement or the other Facility Documents, to the "Credit Agreement", "this Agreement", "hereof", "herein" and similar terms referring to the Credit Agreement, shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 3.
         This Amendment No. 3 shall be governed by and construed in accordance with the laws of the State of New York.
         The section headings in this Amendment No. 3 are inserted for convenience only and shall not be a part of this instrument.
         This Amendment No. 3 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

SIGNATURE PAGES TO FOLLOW.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be executed as of the date first above written.


                                        SENECA FOODS CORPORATION


                                        By_/s/Devra A. Bevona_______
                                        Name: Devra A. Bevona
                                        Title: Treasurer

                                         AGENT:
                                         THE CHASE MANHATTAN BANK
                                         (NATIONAL ASSOCIATION)


                                          By /s/Diana Lauria____________
                                          Name: Diana Lauria
                                          Title: Vice President

                                          BANKS:
                                          THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION)


                                           By:_/s/ Diana Lauria__________
                                           Name: Diana Lauria
                                           Title: Vice President

                                           BANKS:
                                           FLEET BANK


                                           By:/s/Jeffery S. Holmes__________
                                           Name: Jeffery S. Holmes
                                           Title: Vice President

                                         BANKS:
                                         MANUFACTURERS & TRADERS TRUST COMPANY


                                         By:_/s/William E. Holston________
                                         Name: William E. Holston
                                         Title: V.P.

                                           BANKS:
                                           CHEMICAL BANK


                                           By:_/s/Philip M. Hendrix__
                                           Name: Philip M. Hendrix
                                           Title: Vice President

                                            BANKS:
                                            CREDIT LYONNAIS NEW YORK BRANCH


                                            By:_/s/Mark Campellone__________
                                            Name: Mark Campellone
                                            Title: Vice President


                                            CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                            By:_/s/Mark Campellone____________
                                            Name: Mark Campellone
                                            Title: Authorized Signature

                                        BANKS:
                                        HARRIS TRUST AND SAVINGS BANK


                                        By:_______________________
                                        Name:
                                        Title:

                                          BANKS:
                                          NATWEST BANK N.A.


                                          By:_______________________
                                          Name:
                                          Title:

                                         BANKS:
                                         RABOBANK NEDERLAND



                                         By: /s/John W. Ball__________
                                         Name: John W. Ball
                                         Title: Vice President


                                         By:_/s/Barbara A. Hyland______
                                         Name: Barbara A. Hyland
                                         Title: Senior Vice President

                                         BANKS:
                                         THE DAIWA BANK, LIMITED



                                         By:_______________________
                                         Name:
                                         Title:



                                         By:_______________________
                                         Name:
                                         Title:

                                       BANKS:
                                       THE FUJI BANK, LIMITED



                                       By: /s/Peter L. Chinnici_______
                                       Name: Peter L. Chinnici
                                       Title: Joint General Manager

                                        BANKS:
                                        NATIONAL BANK OF CANADA



                                        By:_/s/Robert Uhrig_____________
                                        Name: Robert Uhrig
                                        Title: VP



                                        By:_/s/Lori G. Potter___________
                                        Name: Lori G. Potter
                                        Title: AVP

                                 AMENDMENT NO. 4

                           DATED AS OF MARCH 20, 1996

                                       TO

                 CREDIT AGREEMENT DATED AS OF FEBRUARY 23, 1995

                                      AMONG

                            SENECA FOODS CORPORATION,

                           THE BANKS SIGNATORY THERETO

                                       AND

           THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) , AS AGENT

                       AMENDMENT NO. 4 TO CREDIT AGREEMENT


         AGREEMENT dated as of March 20, 1996 among SENECA FOODS CORPORATION (the "Borrower"), each of the Banks which is a party to the Credit Agreement as defined below (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").
                                 R E C I T A L S
         R.1 The parties have entered into a Credit Agreement dated as of February 23, 1995, Amendment No. 1 thereto, dated as of May 1, 1995, Amendment No. 2 thereto, dated as of November 13, 1995 and Amendment No. 3 thereto dated as of December 28, 1995. In addition, by their signatures on a Memorandum dated February 27, 1996 to the Banks from The Chase Manhattan Bank, N.A., the Required Banks consented to increasing the Eligible Inventory advance rate from 40% to 45% from January 1, 1996 through March 20, 1996; and pursuant to a letter agreement dated February 28, 1996, the Required Banks extended to March 20, 1996 the February 28, 1996 deadline set forth in Sections 3 and 5 of the above described Amendment No. 3. (As so amended, such Credit Agreement is herein referred to as the "Credit Agreement".) The terms defined in the Credit Agreement are used herein as so defined.
         R2. Section 3 of Amendment No. 3, as amended, provides that if the financial covenants set forth in the Insurance Company Note Agreement and the ABN Reimbursement Agreements are not amended, effective on or before March 20, 1996, and containing such terms as may be satisfactory to the Required Banks, then Article 8 of the Credit Agreement, as amended by Amendment No. 3, shall automatically be further amended, effective March 20, 1996, so that the amended provisions of Article 8 are terminated and of no further force or effect. In addition, the Banks' waivers set forth in Section 5 of Amendment No. 3 shall cease to be of any force or effect on March 20, 1996, if the above amendments to the Insurance Company Note Agreement and the ABN Reimbursement Agreements have not become effective containing terms that are satisfactory to the Required Banks.
         R3. Borrower has represented to the Banks that the ABN Reimbursement Agreements have been amended pursuant to the four amendments attached hereto as Exhibit R3 (the "ABN Third Amendments").
         R4    Borrower has represented to the Banks that the Insurance Company
Note Agreement has been amended pursuant to Amendment No. 1 thereto, a copy of which is attached hereto as Exhibit R4 (the "Insurance Company
Amendment").
         R5 Each of the Banks signatory to this Amendment No. 4, by such signature, wishes to evidence its previously expressed position that the terms set forth in the ABN Third Amendments and in the Insurance Company Amendment are satisfactory to it.
         R6 In negotiating the provisions of Section 2.7 of Amendment No. 3, which amended entirely the financial covenants set forth in Article 8 of the Credit Agreement, the Borrower submitted to the Banks projections of the Borrower's future financial performance (the "Projections"). Along with the Projections, Borrower submitted to the Banks computations of the proposed consolidated funded debt coverage ratios reflecting the Projections, for inclusion in an amended Section 8.06. The parties now recognize that in preparing these proposed ratios, Borrower used a method (the "Initial Borrower Method") of computing Average Consolidated Funded Debt that is different from the method all parties had intended to use (the "Intended Method"). Borrower's financial performance for the Fiscal Quarter ended December 31, 1995 was consistent with the Projections submitted to and reviewed by the Banks, and if Average Consolidated Funded Debt as of December 31, 1995 is computed using the Initial Borrower Method, the Borrower does comply with the Section 8.06 covenant as written. However, if the Intended Method is used, the Borrower would not comply with such covenant.
         R7 Borrower has represented to the Banks that the same result is likely to occur with respect to the Section 8.06 ratios as of March 31, 1996 and June 30, 1996, so that, even if Borrower performs as expected during those Fiscal Quarters it will most likely comply with Section 8.06 only if the ratios set forth therein are computed by the Initial Borrower Method. Consequently, the parties wish to amend the Credit Agreement to permit limited use of the Initial Borrower Method in order to achieve the result contemplated by the parties at the time Amendment No. 3 was executed.
         R.8 The parties wish to amend the Credit Agreement in order to provide for the above matters, and certain other matters, on the terms and conditions set forth below.

         NOW, THEREFORE, the parties agree as follows:

             Definitions. Except as otherwise set forth herein, as used in this Amendment No. 4, the terms defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.
             Amendments. The Credit Agreement is hereby amended as set forth below:
         2.1      Definitions.  (a) The following definition is added to Section
1.01 of the Credit Agreement:
              "Amendment No. 4" shall mean Amendment No. 4 dated as of
              March 20, 1996 to Credit Agreement dated as of February 23, 1995.

              (b) The definition of Fiscal Quarter is hereby amended to read as follows:

                                    "Fiscal  Quarter"  means  the  approximately
                  13-week period ending on a Saturday near the end of June, September and December of each year, as established by the Borrower, and the period beginning on the day following the last day of each December Fiscal Quarter and ending on the next March 31. To the extent that any provision of Article 8 incorrectly indicates that any Fiscal Quarter ends on a date that is the last day of a calendar quarter, such provisions shall be deemed to refer to the Fiscal Quarter end date, determined in accordance with the preceding sentence, that occurs on or about the end of the month referred to in such provision.

                  2.2 Financial Covenants. Section 8.06 is amended to permit Borrower to use the Initial Borrower Method to compute "Average Consolidated Funded Debt" for the purposes of Section 8.06, with respect to the ratios of Average Consolidated Funded Debt to Operating Cash Flow as of the end of the Fiscal Quarters ending on 12/30/95, 3/31/96 and 6/29/96. The term "Initial Borrower Method" shall be as follows: The Average Consolidated Funded Debt for the four Fiscal Quarters ended on 12/30/95 shall be the sum of the Consolidated Funded Debt as of 12/30/95 plus the Consolidated Funded Debt at the end of each fiscal month beginning with January 1995 and ending with September 1995, and the total shall be divided by ten. For the four Fiscal Quarters ending March 31, 1996, Consolidated Funded Debt outstanding as of 12/30/95 plus the Consolidated Funded Debt outstanding as of March 31, 1996 shall be added to the Consolidated Funded Debt outstanding at the end of each fiscal month beginning with April 1995 and ending with September 1995, and the total shall be divided by eight. Finally, the Average Consolidated Funded Debt as of the end of the four Fiscal Quarters ending on June 29, 1996 shall be the Consolidated Funded Debt outstanding as of the end of the Fiscal Quarters ending on 12/30/95, 3/31/96 and 6/29/96 plus the Consolidated Funded Debt outstanding at the end of each fiscal month beginning with July 1995 and ending with September 1995, and the total shall be divided by six.
         For the computation of Average Consolidated Funded Debt for all four Fiscal Quarter periods ending on September 28, 1996 and thereafter, Average Consolidated Funded Debt shall mean the average amount of Consolidated Funded Debt outstanding at the end of each of the four Fiscal Quarters comprising such period.
       3. ABN and Insurance Company Amendments Satisfactory. By executing this Amendment No. 4, each Bank signatory hereto signifies that the terms of the ABN Third Amendments and the Insurance Company Amendment are satisfactory to it for the purposes of Sections 3 and 5 of Amendment No. 3.
        4. Representations and Warranties. Borrower hereby represents and warrants to the Banks that:
                  4.1 Corporate Power and Authority: No Conflicts. The execution, delivery and performance by the Borrower of this Amendment No. 4 have been duly authorized by all necessary corporate action and do not and will not:
(a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates (other than any appropriate disclosure required to be contained in periodic reports to be filed by the Borrower pursuant to the Securities and Exchange Act of 1934 and applicable regulations thereunder); (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of a Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower (or any Significant Subsidiary or Affiliate, as the case may be), to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.
        4.2 Legally Enforceable Agreement. Each of this Amendment No. 4, and the Credit Agreement as amended by Amendment No. 4, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.
         4.3 No Default. On and as of the date of this Amendment No. 4, and after giving effect to this Amendment No. 4, no event has occurred and is continuing which constitutes a Default or Event of Default.
         4.4 ABN Third Amendments. The ABN Third Amendments have been duly and validly executed by Borrower and by ABN and are in full force and effect on and as of the date of this Amendment No. 4.
         4.5 Insurance Company Amendment. The Insurance Company Amendment has been duly and validly executed by all parties thereto, and is in full force and effect, on and as of the date of this Amendment No. 4.
    5. Effectiveness. This Amendment No. 4 shall be of no force or effect unless and until all of the following conditions are met:
          5.1 Counterparts. The Borrower and the Agent have each received counterparts of this Amendment No. 4 duly executed by the Borrower, the Agent, and the Required Banks.
          5.2 Resolutions. The Agent shall have received certified copies of the resolutions of the board of directors of the Borrower, in form and content reasonably satisfactory to the Agent, authorizing the execution, delivery and performance of this Amendment No. 4.
    6. Agent's Expenses. Borrower agrees to pay the Agent for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for the Agent and costs allocated by its internal legal department) incurred by the Agent in connection with the negotiation, preparation and execution of this Amendment No. 4 and the documents executed in connection herewith.
    7. Miscellaneous. Except as expressly provided in this Amendment No. 4, the Credit Agreement shall remain unchanged and in full force and effect, except that each reference in the Credit Agreement, in the Notes, and in any of the other Facility Documents, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Credit Agreement or the other Facility Documents, to the "Credit

Agreement", "this Agreement", "hereof", "herein" and similar terms referring to the Credit Agreement, shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 4.
         This Amendment No. 4 shall be governed by and construed in accordance with the laws of the State of New York.
         The section headings in this Amendment No. 4 are inserted for convenience only and shall not be a part of this instrument.
         This Amendment No. 4 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

SIGNATURE PAGES TO FOLLOW.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to be executed as of the date first above written.


                                             SENECA FOODS CORPORATION


                                             By_/s/Kraig H. Kayser___________
                                             Name: Kraig H. Kayser
                                             Title: President

                                             AGENT:
                                             THE CHASE MANHATTAN BANK
                                             (NATIONAL ASSOCIATION)


                                             By_/s/C. Dennis Beaver_________
                                             Name: C. Dennis Beaver
                                             Title: V.P.

                                          BANKS:
                                          THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION)

                                          By:_/s/C. Dennis Beaver __________
                                          Name: C. Dennis Beaver
                                          Title: V.P.

                                          BANKS:
                                          FLEET BANK


                                          By:_/s/Jeffery S. Holmes__________
                                          Name: Jeffery S. Holmes
                                          Title: Vice President

                                          BANKS:
                                          MANUFACTURERS & TRADERS TRUST COMPANY


                                          By:_/s/William E. Holston___________
                                          Name: William E. Holston
                                          Title: Vice President

                                            BANKS:
                                            CHEMICAL BANK


                                            By:_/s/Philip M. Hendrix___________
                                            Name: Philip M. Hendrix
                                            Title: Vice President

                                          BANKS:
                                          CREDIT LYONNAIS NEW YORK BRANCH


                                          By:_______________________
                                          Name:
                                          Title:


                                          CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                          By:_______________________
                                          Name:
                                          Title:

                                          BANKS:
                                          HARRIS TRUST AND SAVINGS BANK


                                          By:_/s/Mary L. Burke__________
                                          Name: Mary L. Burke
                                          Title: Vice President

                                           BANKS:
                                           NATWEST BANK N.A.


                                           By:_______________________
                                           Name:
                                           Title:

                                            BANKS:
                                            RABOBANK NEDERLAND



                                            By:_______________________
                                            Name:
                                            Title:


                                             By:_______________________
                                             Name:
                                             Title:

                                         BANKS:
                                         THE SIMITOMO BANK, LIMITED



                                          By:_/s/William N. Paty____
                                          Name: William N. Paty
                                          Title: Vice President & Manager



                                           By:_/s/J. Drum_____________
                                           Name: J. Drum
                                           Title: Vice President N.Y. Office

                                              BANKS:
                                              THE FUJI BANK, LIMITED



                                              By:_______________________
                                              Name:
                                              Title:

                                         BANKS:
                                         NATIONAL BANK OF CANADA



                                         By:_/s/Robert G. Uhril_____
                                         Name: Robert G. Uhril
                                         Title: Vice President



                                         By:_/s/Lori A. Potter_______
                                         Name: Lori A. Potter
                                         Title: Asst. Vice President

                           AMENDMENT NO. 5 AND CONSENT

                         DATED AS OF SEPTEMBER 20, 1996

                                       TO

                 CREDIT AGREEMENT DATED AS OF FEBRUARY 23, 1995

                                      AMONG

                            SENECA FOODS CORPORATION,

                           THE BANKS SIGNATORY THERETO

                                       AND

                            THE CHASE MANHATTAN BANK
             (SUCCESSOR BY MERGER TO THE CHASE MANHATTAN BANK, N.A.)
                                    AS AGENT

                       AMENDMENT NO. 5 TO CREDIT AGREEMENT


         AGREEMENT dated as of September 20, 1996 among SENECA FOODS CORPORATION (the "Borrower"), each of the Banks which is a party to the Credit Agreement as defined below (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK (successor by merger to The Chase Manhattan Bank, N.A.), as Agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").
                                 R E C I T A L S
         R.1 The parties have entered into a Credit Agreement dated as of February 23, 1995, Amendment No. 1 thereto, dated as of May 1, 1995, Amendment No. 2 thereto, dated as of November 13, 1995, Amendment No. 3 thereto dated as of December 28, 1995, and Amendment No. 4 thereto dated as of March 20, 1996. (As so amended, such Credit Agreement is herein referred to as the "Credit Agreement".) Except as otherwise specified herein, the terms defined in the Credit Agreement are used herein as so defined.
         R.2 As described in Borrower's memorandum dated August 6, 1996, a copy of which is attached hereto as Exhibit R2 (the "Inventory Sale Proposal"), Borrower wishes to enter into a purchase and sale transaction (the
"Transaction") with Al Rajhi Banking & Investment Corp. (the "Investor"), whereby the Investor will purchase Borrower's 1996 asparagus pack inventory (the "Inventory") with an estimated value of approximately $30,000,000.
         R.3 As a part of the Transaction, Borrower will act as the agent of the Investor, such that Borrower will, on behalf of and as agent for the Investor, warehouse the purchased Inventory and distribute it to and invoice Pillsbury for the Inventory, as agreed between Pillsbury and the Investor. However, the Investor will assume all risks and rewards of ownership of the Inventory and will assume and fully insure against all risk of loss with respect to all Inventory purchased. Borrower will not be required to repurchase any of the Inventory, guaranty sales prices or provide price supports for the Inventory or agree to cover any revenue shortfalls of the Investor.
         R.4 Borrower believes that entering into the Transaction will improve its cash flow and strengthen its balance sheet by reducing its short-term debt.
         R.5 To effect the Transaction, Borrower must obtain a release from certain restrictions with respect to the Inventory contained in the Alliance

Agreement as well as the consent of the Banks under the terms of the Credit Agreement.
         R.6 Effective July 15, 1996, The Chase Manhattan Bank, N.A. merged into Chemical Bank, in a merger in which Chemical Bank changed its name to The Chase Manhattan Bank; and as a result of such merger, The Chase Manhattan Bank succeeded to all of the rights, duties and obligations under the Facility Documents of The Chase Manhattan Bank, N.A., both as Agent and as a Bank.
         R.7 NatWest Bank N.A. has merged into Fleet Bank, N.A., with the result that Fleet Bank, N.A. succeeded to all of the rights, duties and obligations under the Facility Documents of NatWest Bank N.A. Subsequently, on
August 21, 1996, Fleet Bank, N.A. assigned all of its rights and obligations under the Facility Documents to Fleet Bank, and Fleet Bank agreed to assume all of the obligations of Fleet Bank, N.A. under the Facility Documents.
         R.8 Pursuant to an Assignment and Acceptance dated February 2, 1996 The Daiwa Bank, Limited assigned all of its rights and obligations under the Facility Documents to The Sumitomo Bank, Limited and The Sumitomo Bank, Limited assumed all of the obligations of The Daiwa Bank, Limited under the Facility Documents.
         R.9 The parties wish to amend the Credit Agreement in order to provide for the above matters, and certain other matters, on the terms and conditions set forth below.
         NOW, THEREFORE, the parties agree as follows:
            Definitions. Except as otherwise set forth herein, as used in this Amendment No. 5, the terms defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.
            Amendments. The Credit Agreement is hereby amended as set forth below:
                  2.1 Agent. The term "Agent" shall refer to The Chase Manhattan Bank, and all references in any of the Facility Documents to The Chase Manhattan Bank, N. A., as Agent, shall be deemed to refer to The Chase Manhattan Bank, as Agent.
                2.2 Banks. The term "Bank" and "Banks" shall include each of the Banks which is a party to the Credit Agreement, except that (i) Chemical Bank shall hereafter be known as The Chase Manhattan Bank and all references in any of the Facility Documents to The Chase Manhattan Bank, N. A. and/or
Chemical Bank, as separate Banks, shall be deemed to refer to The Chase

Manhattan Bank, as a single Bank, (ii) all references in any of the Facility Documents to NatWest Bank N.A. shall be deemed to refer to Fleet Bank, which hereby assumes all of the rights and obligations of NatWest Bank N.A. pursuant to the Facility Documents, and Fleet Bank, N.A. is hereby relieved of all rights, duties and obligations of NatWest Bank N.A. under and pursuant to the Facility Documents, and (iii) all references in any of the Facility Documents to The Daiwa Bank, Limited shall be deemed to refer to The Sumitomo Bank, Limited, which hereby assumes all of the rights and obligations of The Daiwa Bank, Limited pursuant to the Facility Documents.
              2.3    Definitions.  The following definition is added to Section
                     -----------                                        -------
1.01 of the Credit Agreement:
----
                      "Amendment No. 5" shall mean Amendment No. 5 dated as of
                September 20, 1996 to Credit Agreement dated as of February 23, 1995.
                2.4  Definitions--Commitment. The definition of "Commitment" in
Section 1.01 of the Credit Agreement is amended so that (i) the Commitment of The Chase Manhattan Bank, N.A., in the amount of $25,000,000, and the Commitment of Chemical Bank, in the amount of $12,500,000, are deleted, and are replaced by a single Commitment of $37,500,000 in the name of The Chase Manhattan Bank, (ii) the Commitment of Fleet Bank, in the amount of $20,000,000, and the Commitment of NatWest Bank N.A., in the amount of $12,500,000, are deleted and are replaced by a single Commitment of $32,500,000 in the name of Fleet Bank, and (iii) the Commitment of The Daiwa Bank, Limited, in the amount of $7,500,000, is deleted and replaced by a Commitment in the same amount of The Sumitomo Bank, Limited.
               2.5 Definitions - Reference Bank. The definition of "Reference Bank" in Section 1.01 of the Credit Agreement is amended to read as follows:
                  "Reference Bank" means The Chase Manhattan Bank.
               2.6 Definitions -Swing Line Lender. The definition of "Swing Line Lender" in Section 1.01 of the Credit Agreement is amended to read as follows:
                           "Swing Line Lender" means The Chase Manhattan Bank.
               2.7 Notices. Section 11.06 is amended to the extent that the "Address for Notices" with respect to each of the Agent, The Chase Manhattan Bank, and The Sumitomo Bank, Limited shall be the "Address for Notices" specified below its name on its signature page of this Amendment No. 5.
         3. Consent to Inventory Sale. Provided that the conditions set forth in Section 4 below are met no later than September 30, 1996, each Bank signatory hereto hereby consents to the Transaction only and agrees: (1) that the Transaction is not an "extension of credit" within the meaning of Section
5.10 of the Credit Agreement; (2) to the sale of the Inventory out of the ordinary course of business, as contemplated in the Transaction only, for purposes of Section 7.06 of the Credit Agreement; and (3) to Pillsbury's waiver of the terms of the Alliance Agreement to the extent necessary to permit the sale of the Inventory substantially in accordance with the terms outlined in the Inventory Sale Proposal. Nothing contained in this Amendment No. 5 nor Banks' and Agent's execution of this Amendment No. 5, nor any other matter shall constitute or be deemed to be a consent by the Banks and the Agent to any future arrangements or proposals which are the same as or similar to the Transaction.
         4. Conditions to Consent by Banks. The consents and agreements of the Banks under Section 3 above are given only as to the specific Transaction and do not waive or modify any other terms of the Credit Agreement, and are specifically conditioned on the following matters:
                  4.1 Representations and Warranties. The representations and warranties set forth in Section 5 below shall be true and accurate as of the date on which the Inventory purchase Transaction is deemed to occur.
                  4.2 All Required Consents/Waivers Obtained. All consents or waivers that are required, under the Pillsbury Documents, the Insurance Company Loan Documents, the ABN Reimbursement Agreements and any other Facility Document, in order to permit the Transaction, shall have been obtained.
               4.3 No Debt, Guaranty or Lien Created. The Transaction will not result in the creation of either a Debt or a Guaranty of the Borrower, or a Lien against Borrower or any of Borrower's assets.
                  4.4 True Sale; Risk of Loss; etc. The Transaction will be structured and consummated substantially as outlined in the Inventory Sale Proposal; it will constitute a true sale of the Inventory to the Investor; all risk of loss will pass to the Investor upon the closing of the Transaction; and the Investor will have adequately insured against any risk of loss with respect to the Inventory. Further, the Transaction will not require of Borrower any greater warranty obligations with respect to the Inventory than those contained in the Alliance Agreement, nor will it create or provide for any rights or recourse against Borrower if Pillsbury or another buyer does not take or pay for the Inventory from the Investor.

                  4.5 Receipt of Documentation. Each of the Banks shall have received, in each case immediately upon their becoming effective, a copy of the definitive documents between and among the other parties involved in the Transaction, including but not limited to: (i) all agreements to which Borrower is a party or by which it is bound, between or among Borrower and/or Pillsbury and/or the Investor; and (ii) any amendments to or consents required under the Pillsbury Documents, the Insurance Company Loan Documents, the ABN Reimbursement Agreements and any other Facility Document.
         5. Representations and Warranties. Borrower hereby represents and warrants to the Banks that:
                  5.1 Corporate Power and Authority: No Conflicts. The Transaction and the execution, delivery and performance by the Borrower of this Amendment No. 5 have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders;
(b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates (other than any appropriate disclosure required to be contained in periodic reports to be filed by the Borrower pursuant to the Securities Exchange Act of 1934 and applicable regulations thereunder); (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of a Debt or Guaranty of Borrower, or any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower (or any Significant Subsidiary or Affiliate, as the case may be), to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.
            5.2 Legally Enforceable Agreement. Each of this Amendment No. 5, and the Credit Agreement as amended by Amendment No. 5, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

             5.3 No Default. On and as of the date of this Amendment No. 5, and after giving effect to this Amendment No. 5, no event has occurred and is continuing which constitutes a Default or Event of Default.
             5.4 All Conditions Met. All of the conditions set forth in Section 4 hereof have been met or will be met as of the date on which the Inventory purchase Transaction is deemed to occur.
         6. Effectiveness. This Amendment No. 5 shall be of no force or effect unless and until all of the following conditions are met:
             6.1 Counterparts. The Borrower and the Agent have each received counterparts of this Amendment No. 5 duly executed by the Borrower, the Agent, and the Required Banks.
                  6.2 Resolutions. The Agent shall have received certified copies of the resolutions of the board of directors of the Borrower, in form and content reasonably satisfactory to the Agent, authorizing the Transaction and the execution, delivery and performance of this Amendment No. 5 and of all other documents related to the Transaction to which Borrower is a party.
                  6.3 Replacement Notes. The Agent shall have received, (a) as a Revolving Note, a single Promissory Note in favor of each of The Chase Manhattan Bank and Fleet Bank in the form of Exhibit 2.02A of the Credit Agreement, (b) as a Competitive Bid Note, a single Promissory Note in favor of each of The Chase Manhattan Bank and Fleet Bank in the form of Exhibit 2.02B of the Credit Agreement, and (c) as the Swing Line Note, a Promissory Note in favor of The Chase Manhattan Bank in the form of Exhibit 2.02C of the Credit Agreement, each of which shall be duly completed and executed by the Borrower. The Revolving, Competitive Bid and Swing Line Notes in favor of The Chase Manhattan Bank shall replace and supersede Revolving, Competitive Bid and Swing Line Notes previously outstanding in favor of The Chase Manhattan Bank, N.A. and Chemical Bank (as the case may be) and shall evidence the aggregate amount of all Revolving, Competitive Bid and Swing Line Loans outstanding to each of such Banks on and as of the date hereof. The new Revolving and Competitive Bid Notes in favor of Fleet Bank shall replace and supersede the Revolving and Competitive Bid Notes previously outstanding in favor of Fleet Bank and NatWest Bank N.A. and shall evidence the aggregate amount of any Revolving and Competitive Bid Loans outstanding to each of such Banks on and as of the date hereof.
         7. Agent's Expenses. Borrower agrees to pay the Agent for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for the Agent and costs allocated by its internal legal department) incurred by the Agent in connection with the negotiation, preparation and execution of this Amendment No. 5 and the documents executed in connection herewith.
         8. The Chase Manhattan Bank - Execution and Lending Office. The Chase Manhattan Bank hereby represents and warrants to the Borrower and to each of the other Banks that the recitals contained in Recital R.6 to this Amendment No. 5 are complete and accurate; and that the execution of this Amendment No. 5 by The Chase Manhattan Bank is therefor in all respects effective to bind The Chase Manhattan Bank, N.A., as Agent, and The Chase Manhattan Bank, N.A. and Chemical Bank, as Banks. The Lending Office for The Chase Manhattan Bank shall hereafter be the Lending Office of such Bank designated on its signature page attached to this Amendment No. 5.
         9. Fleet Bank - Execution. Fleet Bank hereby represents and warrants to the Borrower and to each of the other Banks that the recitals contained in Recital R.7 to this Amendment No. 5 are complete and accurate; and that the execution of this Amendment No. 5 by Fleet Bank is therefor in all respects effective to bind both Fleet Bank and NatWest Bank N.A., as Banks.
         10. The Sumitomo Bank, Limited - Execution and Lending Office. The Sumitomo Bank, Limited hereby represents and warrants to the Borrower and to each of the other Banks that the recitals contained in Recital R.8 to this Amendment No. 5 are complete and accurate; and that the execution of this Amendment No. 5 by The Sumitomo Bank, Limited is therefor in all respects effective to bind The Daiwa Bank, Limited, as a Bank. The Lending Office for The Sumitomo Bank, Limited shall hereafter be the Lending Office of such Bank designated on its signature page attached to this Amendment No. 5.
         11. Miscellaneous. Except as expressly provided in this Amendment No. 5, the Credit Agreement shall remain unchanged and in full force and effect, except that each reference in the Credit Agreement, in the Notes, and in any of the other Facility Documents, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Credit Agreement or the other Facility Documents, to the "Credit Agreement", "this Agreement", "hereof", "herein" and similar terms referring to the Credit Agreement, shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 5.
         This Amendment No. 5 shall be governed by and construed in accordance with the laws of the State of New York.
         The section headings in this Amendment No. 5 are inserted for convenience only and shall not be a part of this instrument.

         This Amendment No. 5 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

SIGNATURE PAGES TO FOLLOW.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 5 to be executed as of the date first above written.


                                       SENECA FOODS CORPORATION


                                       By_/s/Philip G. Paras____
                                       Name: Philip G. Paras
                                       Title: VP-Finance

                                         AGENT:
                                         THE CHASE MANHATTAN BANK



                                         By_/s/Diana Lauria_________
                                         Name: Diana Lauria
                                         Title: Vice President

                                         Address for notices:

                                         New York Agency
                                         4 Chase Metro Tech Center
                                         13th Floor
                                         Brooklyn, New York 11245

                                         Telephone:  (718) 242-7970
                                         Facsimile:  (718) 242-6909

                                       BANKS:
                                       THE CHASE MANHATTAN BANK


                                       By:_/s/Diana Lauria _______
                                       Name: Diana Lauria
                                       Title: Vice President

                                       Lending  office and address for notices:

                                       One Chase Square
                                       Rochester, New York  14643
                                       Attention:  Diana Lauria

                                       Telephone: (716) 258-5458
                                       Facsimile: (716) 258-4258

                                        BANKS:
                                        FLEET BANK


                                        By:_/s/Jeffery S. Holmes_________
                                        Name: Jeffery S. Holmes
                                        Title: Vice President

                                         BANKS:
                                         MANUFACTURERS & TRADERS TRUST COMPANY


                                         By: /s/William E. Holston___________
                                         Name: William E. Holston
                                         Title: Vice President

                                      BANKS:
                                      CREDIT LYONNAIS NEW YORK BRANCH


                                      By:_/s/Vladimir Labun_____________
                                      Name: Vladimir Labun
                                      Title: First Vice President


                                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                      By:__ Vladimir Labun ____________
                                      Name: Vladimir Labun
                                      Title: First Vice President

                                     BANKS:
                                     HARRIS TRUST AND SAVINGS BANK


                                     By:_/s/Mary L. Burke________
                                     Name: Mary L. Burke
                                     Title: Vice President

                                        BANKS:
                                        RABOBANK NEDERLAND



                                        By:_/s/Michel de Konkoly Thegs__
                                        Name: Michel de Konkoly Thegs
                                        Title: Deputy General Manager

                                        By:_/s/Johannes F. Breukhoven___
                                        Name: Johannes F. Breukhoven
                                        Title: Vice President

                                        BANKS:
                                        THE SUMITOMO BANK, LIMITED



                                        By:_/s/William A. Paty____________
                                        Name: William A. Paty
                                        Title: Vice President & Manager



                                        By:_/s/James Drum__________________
                                        Name: James Drum
                                        Title: Vice President N.Y. Office

                                        Address for Notices:

                                        450 Lexington Avenue
                                        Suite 1700
                                        New York, New York 10017
                                        Attention: James M. Drum, A.V.P.

                                        Telephone: (212) 808-2340
                                        Telecopy:  (212) 818-0865

                                        Lending Office:

                                        233 South Wacker Drive
                                        Chicago, Illinois 60606

                                         BANKS:
                                         THE FUJI BANK, LIMITED



                                         By:_/s/Peter L. Chinnici________
                                         Name: Peter L. Chinnici
                                         Title: Joint General Manager

                                          BANKS:
                                          NATIONAL BANK OF CANADA



                                          By:_/s/Lori A. Potter___________
                                          Name: Lori A. Potter
                                          Title: Asst. Vice President



                                          By:_/s/Robert Uhrig_____________
                                          Name: Robert Uhrig
                                          Title: VP & Manager

                           AMENDMENT NO. 6 AND CONSENT

                          DATED AS OF DECEMBER 10, 1996

                                       TO

                 CREDIT AGREEMENT DATED AS OF FEBRUARY 23, 1995

                                      AMONG

                            SENECA FOODS CORPORATION,

                           THE BANKS SIGNATORY THERETO

                                       AND

                            THE CHASE MANHATTAN BANK
                                    AS AGENT

                       AMENDMENT NO. 6 TO CREDIT AGREEMENT


         AGREEMENT dated as of December 10, 1996 among SENECA FOODS CORPORATION (the "Borrower"), each of the Banks which is a party to the Credit Agreement as defined below (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK, as Agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                 R E C I T A L S
         R.1 The parties have entered into a Credit Agreement dated as of February 23, 1995, Amendment No. 1 thereto, dated as of May 1, 1995, Amendment No. 2 thereto, dated as of November 13, 1995, Amendment No. 3 thereto dated as of December 28, 1995, Amendment No. 4 thereto dated as of March 20, 1996 and Amendment No. 5 thereto dated as of September 20, 1996. (As so amended, such Credit Agreement is herein referred to as the "Credit Agreement".) Except as otherwise specified herein, the terms defined in the Credit Agreement are used herein as so defined.
         R.2 Borrower has entered into a purchase and sale transaction (the "Transaction") with Al Rajhi Banking & Investment Corp. (the "Investor"), whereby the Investor purchased a portion of Borrower's 1996 Green Giant finished goods corn pack inventory and all of the Borrower's 1996 Green Giant finished goods green bean inventory (collectively the "Inventory") for approximately $122,172,851 cash. As part of the Transaction, the Investor has agreed with Pillsbury that the Inventory will be sold to Pillsbury at prices based upon the original purchase price pursuant to the Transaction plus a provision for the cost of money over the period in which the Inventory is held by the Investor. In structuring the Transaction, Borrower has worked with Deloitte & Touche, LLP to insure that the Transaction will qualify for off balance sheet treatment whereby the sale of the Inventory will be recognized and the Inventory will be removed from Borrower's balance sheet. The purchase price of the Inventory sold by Borrower to the Investor in the Transaction consisted of the Transfer Price as defined in the Pillsbury Alliance Agreement (i.e. Borrower's fully allocated cost per unit plus a $.10 per case tolling fee) multiplied by the number of Equivalent Cases (as defined in the Pillsbury Alliance Agreement) of Inventory sold to the Investor. The Transaction will ultimately match the amount of cash flow that would have been realized to the Borrower if the Inventory had been sold directly to Pillsbury pursuant to the Pillsbury Alliance Agreement. While Borrower had originally anticipated that in order to complete the Transaction, Borrower might be required to repurchase some Green Giant finished goods corn inventory from Pillsbury and to resell it to the Investor, Borrower did not in fact do so in the Transaction.
         R.3 As a part of the Transaction, Borrower has agreed to act as the agent of the Investor, such that Borrower will, on behalf of and as agent for the Investor, warehouse the purchased Inventory and distribute it to and invoice Pillsbury for the Inventory, as agreed between Pillsbury and the Investor. However, the Investor has assumed all risks and rewards of ownership of the Inventory and has assumed and will fully insure against all risk of loss with respect to all Inventory purchased. Borrower will not be required to repurchase any of the Inventory, guaranty sales prices or provide price supports for the Inventory or agree to cover any revenue shortfalls of the Investor.
         R.4 Borrower believes that entering into the Transaction has improved its cash flow and strengthened its balance sheet by reducing its short-term debt.
         R.5 Borrower must obtain a release from certain restrictions with respect to the Inventory contained in the Pillsbury Alliance Agreement, the consent of the Banks under the terms of the Credit Agreement, and consents under the Insurance Company Loan Documents and the ABN Reimbursement Agreements.
         R.6 The parties wish to amend the Credit Agreement in order to provide for the above matters, and certain other matters, on the terms and conditions set forth below.
         NOW, THEREFORE, the parties agree as follows:
       Definitions. Except as otherwise set forth herein, as used in this Amendment No. 6, the terms defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.
             Amendments. The Credit Agreement is hereby amended as set forth below:
                  2.1  Definitions. The following definition is added to Section
                       -----------                                       -------
1.01 of the Credit Agreement:
----
                      "Amendment No. 6" shall mean Amendment No. 6 dated as of
                  December 10, 1996 to Credit Agreement dated as of February 23, 1995.

                  2.2 Current Ratio. Section 8.03 is hereby amended so that the ratios set forth therein as of 12/31/96 and 3/31/97 are (a) 1.75 and 1.75 respectively, if the Transaction price for the Inventory is more than $80,000,000 but less than $120,000,000, or (b) 2.00 and 2.00 respectively, if the Transaction price for the Inventory is $120,000,000 or more.
                  2.3 Leverage Ratio. Section 8.04 is hereby amended so that the ratios set forth therein as of 12/31/96 and 3/31/97 are (a) 4.50 and 4.50 respectively, if the Transaction price for the Inventory is more than $80,000,000 but less than $120,000,000, or (b) 4.00 and 4.00 respectively, if the Transaction price for the Inventory is $120,000,000 or more.
         3. Consent to Inventory Sale. Provided that the conditions set forth in
Section 4 below are met no later than December 31, 1996, each Bank signatory hereto hereby consents to the Transaction only and agrees: (a) that the Transaction is not an "extension of credit" within the meaning of Section 5.10 of the Credit Agreement; (b) to the sale of the Inventory out of the ordinary course of business, as contemplated in the Transaction only, for purposes of
Section 7.06 of the Credit Agreement; and (c) to Pillsbury's waiver of the terms of the Pillsbury Alliance Agreement to the extent necessary to permit the sale of the Inventory substantially in accordance with the Transaction as described and represented by Borrower in this Amendment No. 6. Nothing contained in this Amendment No. 6 nor the Banks' and Agent's execution of this Amendment No. 6, nor any other matter shall constitute or be deemed to be a consent by the Banks and the Agent to any future arrangements or proposals which are the same as or similar to the Transaction.
         4. Conditions to Consent by Banks. The consents and agreements of the Banks under Section 3 above are given only as to the specific Transaction and do not waive or modify any other terms of the Credit Agreement, and are specifically conditioned on the following matters:
                  4.1 Representations and Warranties. The representations and warranties set forth in Section 5 shall be true and accurate as of the date on which the consent set forth in Section 3 becomes effective.
                  4.2 All Required Consents/Waivers Obtained. All consents or waivers that are required, under the Pillsbury Documents, the Insurance Company Loan Documents, the ABN Reimbursement Agreements and any other Facility Document, in order to permit the Transaction, shall have been obtained.

            4.3 No Debt, Guaranty or Lien Created. The Transaction will not result in the creation of either a Debt or a Guaranty of the Borrower, or a
Lien against Borrower or any of Borrower's assets.
                  4.4 True Sale; Risk of Loss; etc. The Transaction shall have been structured and consummated as described and represented by Borrower in this Amendment No. 6; it must qualify as a true sale of the Inventory to the Investor; all risk of loss must have passed to the Investor upon the closing of the Transaction; and the Investor must have adequately insured against any risk of loss with respect to the Inventory. Further, the Transaction must not and will not require of Borrower any greater warranty obligations with respect to the Inventory than those contained in the Pillsbury Alliance Agreement, nor may it create or provide for any rights or recourse against Borrower if Pillsbury or another buyer does not take or pay for the Inventory from the Investor.
                  4.5 Receipt of Documentation. Each of the Banks shall have received, in each case immediately upon their becoming effective, a copy of the definitive documents between and among Borrower and the other parties involved in the Transaction, including but not limited to: (a) all agreements to which Borrower is a party or by which it is bound, between or among Borrower and/or Pillsbury and/or the Investor; and (b) any amendments to or consents required under the Pillsbury Documents, the Insurance Company Loan Documents, the ABN Reimbursement Agreements and any other Facility Document.
                  4.6 Application of Transaction Proceeds. Borrower must utilize the proceeds of the Transaction, net of the reasonable expenses incurred by Borrower in consummating the Transaction, for repayment of the Loans. Such repayment shall be made not later than December 31, 1996, provided, however, that if Borrower desires to repay one or more Fixed Rate Loans with such net proceeds, Borrower shall not be required to make a prepayment of Fixed Rate Loans under such circumstances as would require the Borrower to pay compensation to the Banks pursuant to Section 3.05(a), but shall prepay such Loans as soon as it is able to do so without being required to pay such compensation.
         5. Representations and Warranties. Borrower hereby represents and warrants to the Banks that:
              5.1 Corporate Power and Authority: No Conflicts.  The Transaction
and the execution, delivery and performance by the Borrower of this Amendment No. 6 have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation
(including,   without   limitation,   Regulation  U),  order,  writ,   judgment,
injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates (other than any appropriate disclosure required to be contained in periodic reports to be filed by the Borrower pursuant to the Securities Exchange Act of 1934 and applicable regulations thereunder); (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of a Debt or Guaranty of Borrower, or any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower (or any Significant Subsidiary or Affiliate, as the case may be), to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.
            5.2 Legally Enforceable Agreement. Each of this Amendment No. 6, and the Credit Agreement as amended by Amendment No. 6, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.
            5.3 No Default. On and as of the date of this Amendment No. 6, and after giving effect to this Amendment No. 6, no event has occurred and is continuing which constitutes a Default or Event of Default.
            5.4 Description of Transaction. The description of the Transaction set forth in Recitals R2 and R3 of this Amendment No. 6 are complete and accurate.
         6. Effectiveness. This Amendment No. 6 shall be of no force or effect unless and until all of the following conditions are met:
              6.1 Counterparts.  The Borrower and the Agent have each received counterparts of this Amendment No. 6 duly executed by the Borrower, the Agent, and the Required Banks.
              6.2   Resolutions.  The Agent shall have received certified copies of the resolutions of the board of directors of the Borrower, in form and content reasonably satisfactory to the Agent, authorizing the Transaction and the execution, delivery and performance of this Amendment No. 6 and of all other documents related to the Transaction to which Borrower is a party.
         7. Agent's Expenses. Borrower agrees to pay the Agent for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for the Agent and costs allocated by its internal legal department) incurred by the Agent in connection with the negotiation, preparation and execution of this Amendment No. 6 and the documents executed in connection herewith.
         8. Miscellaneous. Except as expressly provided in this Amendment No. 6, the Credit Agreement shall remain unchanged and in full force and effect, except that each reference in the Credit Agreement, in the Notes, and in any of the other Facility Documents, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Credit Agreement or the other Facility Documents, to the "Credit Agreement", "this Agreement", "hereof", "herein" and similar terms referring to the Credit Agreement, shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 6.
         This Amendment No. 6 shall be governed by and construed in accordance with the laws of the State of New York.
         The section headings in this Amendment No. 6 are inserted for convenience only and shall not be a part of this instrument.
         This Amendment No. 6 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

SIGNATURE PAGES 8 THROUGH 18 TO FOLLOW.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 6 to be executed as of the date first above written.


                                      SENECA FOODS CORPORATION



                                      By_/s/Philip G. Paras________
                                      Name: Philip G. Paras
                                      Title: VP-Finance

                                       AGENT:
                                       THE CHASE MANHATTAN BANK



                                       By:_/s/Diana Lauria___________
                                       Name: Diana Lauria
                                       Title: Vice President

                                       Address for notices:

                                       New York Agency
                                       4 Chase Metro Tech Center
                                       13th Floor
                                       Brooklyn, New York 11245

                                       Telephone: (718) 242-7970
                                       Facsimile: (718) 242-6909

                                      BANKS:
                                      THE CHASE MANHATTAN BANK



                                      By:_/s/Diana Lauria_________
                                      Name: Diana Lauria
                                      Title: Vice President

                                      Lending  office and address for notices:

                                      One Chase Square
                                      Rochester, New York 14643
                                      Attention:  Diana Lauria

                                      Telephone:  (716) 258-5458
                                      Facsimile:  (716) 258-4258

                                       BANKS:
                                       FLEET BANK



                                       By:_/s/Jeffery S. Holmes_______
                                       Name: Jeffery S. Holmes
                                       Title: Vice President

                                        BANKS:
                                        MANUFACTURERS & TRADERS TRUST COMPANY


                                        By:__/s/William E. Holston__________
                                        Name: William E. Holston
                                        Title: Vice President

                                       BANKS:
                                       CREDIT LYONNAIS NEW YORK BRANCH



                                       By:_/s/Vladimir Labun____________
                                       Name: Vladimir Labun
                                       Title: First Vice President- Manager


                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH



                                       By:_/s/Vladimir Labun ___________
                                       Name: Vladimir Labun
                                       Title: Authorized Signature

                                       BANKS:
                                       HARRIS TRUST AND SAVINGS BANK



                                       By:_/s/Mary L. Burke___________
                                       Name: Mary L. Burke
                                       Title: Vice President

                                        BANKS:
                                        RABOBANK NEDERLAND



                                        By:_/s/John W. Ball_____________
                                        Name: John W. Ball
                                        Title: Vice President



                                        By:_/s/Barbara A. Hyland________
                                        Name: Barbara A. Hyland
                                        Title: Senior Vice President

                                    BANKS:
                                    THE SUMITOMO BANK, LIMITED



                                     By:_/s/William N. Paty_____________
                                     Name: William N. Paty
                                     Title: Vice President & Manager



                                     By:_/s/James Drum__________________
                                     Name: James Drum
                                     Title: Vice President N.Y. Office

                                     Address for Notices:

                                     450 Lexington Avenue
                                     Suite 1700
                                     New York, New York 10017
                                     Attention: James M. Drum, A.V.P.

                                     Telephone: (212) 808-2340
                                     Telecopy:  (212) 818-0865

                                     Lending Office:

                                     233 South Wacker Drive
                                     Chicago, Illinois 60606

                                      BANKS:
                                      THE FUJI BANK, LIMITED



                                      By:_/s/Peter L. Chinnici________
                                      Name: Peter L. Chinnici
                                      Title: Joint General Manager

                                       BANKS:
                                       NATIONAL BANK OF CANADA



                                       By:_/s/Lori G. Potter____________
                                       Name: Lori G. Potter
                                       Title: Asst. Vice President



                                       By:_/s/R. Uhrig__________________
                                       Name: R. Uhrig
                                       Title: VP & Manager